                                                                 EXHIBIT 10.32

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                           PURCHASE AND SALE AGREEMENT


                                     BETWEEN


                                  CAPSTEAD INC.


                                    "SELLER"


                                       AND


                            GMAC MORTGAGE CORPORATION

                                   "PURCHASER"


                                   DATED AS OF


                                NOVEMBER 30, 1998






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
                                TABLE OF CONTENTS

                                    ARTICLE I
                                   DEFINITIONS

SECTION                                                                     PAGE
Definitions..................................................................1

                                   ARTICLE II
                         SALE AND TRANSFER OF SERVICING

2.1       Items to be Sold; Assumption of Servicing Responsibilities ........12
2.2       Covenants Regarding the Sale and Transfer..........................12
2.3       Obligations of Seller..............................................12
2.4       Purchase Price and Terms of Payment................................12
2.5       Computation; Adjustment............................................14
2.6       [RESERVED].........................................................17
2.7       Reconciliation.....................................................17
2.8       Assignment of Hedging Instruments..................................17
2.9       Update of Schedules and Exhibits...................................17
2.10      Acknowledgment.....................................................18
2.11      Certain Matters Relating to Forward Delivery Agreements............18

                                   ARTICLE III
                GENERAL REPRESENTATIONS AND WARRANTIES OF SELLER

3.1       Organization.......................................................19
3.2       Good Standing......................................................19
3.3       Validity of Agreement..............................................19
3.4       No Conflict........................................................19
3.5       Compliance with Applicable Requirements; No Default................20
3.6       Title to the Servicing and Related Escrow Accounts.................20
3.7       Litigation.........................................................20
3.8       Disclosure of Material Facts.......................................21
3.9       No Accrued Liabilities.............................................21
3.10      Errors and Omissions and Fidelity Bond.............................21
3.11      Non-Recourse Servicing.............................................21
3.12      Settlement Agreement...............................................22
3.13      Financial Condition................................................22
3.14      Qualification as Lender............................................23

SECTION                                                                     PAGE
                                   ARTICLE IV
            REPRESENTATIONS AND WARRANTIES RELATING TO MORTGAGE LOANS

4.1       Information........................................................24
4.2       Origination and Sale of Mortgage Loans.............................24
4.3       Enforceability.....................................................24
4.4       General Servicing of Mortgage Loans................................24
4.5       Escrow Accounts....................................................25
4.6       No Modifications...................................................25
4.7       Mortgage Insurance.................................................26
4.8       Hazard Insurance...................................................26
4.9       Condition of Mortgaged Property; Casualties........................26
4.10      Lien Priority; Title Insurance.....................................27
4.11      Condemnation; Forfeiture...........................................27
4.12      Custodial Files....................................................27
4.13      FHLMC Notes........................................................27
4.14      Exception Loans....................................................28
4.15      Investor Repurchase and Indemnification............................28
4.16      Fraud..............................................................28
4.17      Soldiers and Sailors...............................................28
4.18      Tax Service Contracts..............................................28

                                    ARTICLE V
                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

5.1       Organization.......................................................29
5.2       Good Standing......................................................29
5.3       Validity of Agreement..............................................29
5.4       No Conflict........................................................29
5.5       Brokers or Finders.................................................30
5.6       Qualification as Lender............................................30

                                   ARTICLE VI
                               INVESTOR APPROVALS

6.1       Seller's Obligations...............................................31
6.2       Purchaser's Obligations............................................31

                                   ARTICLE VII
                CONDITIONS PRECEDENT TO OBLIGATIONS OF PURCHASER

7.1       Conditions on Closing Date.........................................32
7.2       Non-satisfaction of Condition......................................34



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
SECTION                                                                     PAGE
                                  ARTICLE VIII
                  CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER

8.1       Conditions on Closing Date.........................................35
8.2       Non-satisfaction of Condition......................................36

                                   ARTICLE IX
                                    COVENANTS

9.1       Mutual Cooperation.................................................37
9.2       [RESERVED].........................................................37
9.3       Subservicing Agreement.............................................37
9.4       Transfer Costs.....................................................37
9.5       [RESERVED].........................................................38
9.6       Form 1099, Form 1098 - Purchaser's Obligation......................38
9.7       Reimbursement of Advances..........................................38
9.8       Payment of Interest................................................38
9.9       FHLMC Quality Control Program......................................38
9.10      Bulk Transfer Laws Compliance......................................38
9.11      Press Releases.....................................................39
9.12      Certain Notifications..............................................39
9.13      [RESERVED].........................................................39
9.14      Forward Delivery Pricing Adjustment................................39
9.15      Addendum...........................................................40

                                    ARTICLE X
                          INDEMNIFICATION AND REMEDIES

10.1      Indemnification by Seller..........................................41
10.2      Repurchase; Purchaser's Remedies...................................42
10.3      No Effect of Knowledge.............................................43
10.4      Indemnification by Purchaser.......................................43
10.5      Notice of Claim....................................................43
10.6      Limitation of Liability............................................44
10.7      Right of Offset....................................................44

                                   ARTICLE XI
                                  MISCELLANEOUS

11.1      Costs and Expenses.................................................46
11.2      Confidentiality....................................................46
11.3      Broker's Fees......................................................46
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                                   iii
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
SECTION                                                                     PAGE
11.4      No Solicitation....................................................47
11.5      Survival...........................................................47
11.6      Notices............................................................47
11.7      Governing Law......................................................48
11.8      Entire Agreement...................................................48
11.9      Waivers and Amendments.............................................49
11.10     Third Party Beneficiaries..........................................49
11.11     Construction.......................................................49
11.12     Headings...........................................................49
11.13     Counterparts.......................................................49
11.14     Attorneys' Fees....................................................49
11.15     Binding Effect.....................................................50
11.16     No Assignment......................................................50
11.17     Location of Closing................................................50
11.18     Severability of Provisions.........................................50
11.19     Grant of Security Interest.........................................50


LIST OF SCHEDULES AND EXHIBITS ..............................................52

                           PURCHASE AND SALE AGREEMENT


         THIS PURCHASE AND SALE AGREEMENT is dated as of November 30, 1998 by and between Capstead Inc. ("Seller"), a Delaware corporation with its principal office located at 2711 North Haskell Avenue, Suite 1000, Dallas, Texas 75204 and GMAC Mortgage Corporation ("Purchaser"), a Pennsylvania corporation with its principal office located at 100 Witmer Road, Horsham, Pennsylvania 19044-0963.

                                    RECITALS

         1. Seller is or will be the servicer of certain mortgage loans identified on the schedule attached hereto as Exhibit A-1, having an aggregate outstanding principal balance of approximately $37.6 billion as of September 30, 1998 and certain Identified Forward Delivery Loans having an aggregate outstanding principal balance of approximately $1.7 billion as of September 30, 1998 identified on the schedule attached hereto as Exhibit A-2. Seller will also be the servicer of certain Unidentified Forward Delivery Loans identified on the schedule attached hereto as Exhibit A-3 and certain Cutoff Date Refinanced Loans identified on the schedule attached hereto as Exhibit A-4. The mortgage loans identified in Exhibits A-1, A-2, A-3 and A-4 are hereinafter referred to collectively as the "Mortgage Loans." The Mortgage Loans are residential (1-4 family) mortgage loans which (a) have been delivered to FNMA or FHLMC for cash or to back mortgage-backed securities or participation certificates issued by FNMA and FHLMC, respectively or (b) are owned by Capstead Mortgage Corporation, an Affiliate of Seller.

         2. Seller desires to sell and Purchaser desires to purchase all right, title, and interest in and to the Servicing and certain other assets in accordance with the terms and conditions of this Agreement, subject to Investor approval. In connection with such sale, Purchaser shall assume certain liabilities and obligations of Seller as provided in this Agreement.

         3. Seller and its Affiliates, Capstead Mortgage Corporation and Capstead Holdings, Inc. are entering into an asset purchase agreement dated as of December 9, 1998 with HomeComings Financial Network, Inc. (the "HomeComings Asset Purchase Agreement"), for the sale of certain assets and the assumption of certain liabilities and obligations, related to the operation of Seller's residential mortgage servicing and origination business.

         4. Seller and Purchaser are entering into an Addendum as of an even date with the Agreement for the sale by Seller of the servicing rights related to certain mortgage loans which are Post-Cutoff Date Refinanced Loans and Post-Payoff Adjustment Date Refinanced Loans during the period from the Cutoff Date to the closing of the transaction contemplated by the HomeComings Asset Purchase Agreement.

         NOW, THEREFORE, in consideration of the mutual promises contained herein and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                    ARTICLE I
                                   Definitions

         All words or phrases defined in this Article I (except as herein otherwise expressly provided or unless the context otherwise requires) shall, for the purposes of this Agreement, have the respective meanings specified in this Article.

         1.1 ADDENDUM means the Addendum to this Agreement dated as of November 30, 1998 and in the form attached hereto as Exhibit J.

         1.2 AFFILIATE means, with respect to any party hereto, any person or entity which controls, is controlled by, or is under common control with, such party.

         1.3 AGREEMENT means this Purchase and Sale Agreement and all Exhibits and Schedules hereto, all of which are incorporated herein by this reference, and any written and agreed to amendments or modifications hereto signed by both Seller and Purchaser.

         1.4 ANCILLARY INCOME means all servicing income derived from the Mortgage Loans other than servicing fees, including without limitation benefits derived from related Escrow Accounts, late charges, fees, commissions or expense reimbursements relating to insurance, other incidental fees, and revenues arising from the cross-selling of services and products.

         1.5 APPLICABLE REQUIREMENTS means, with respect to each and every Mortgage Loan and each and every REO Property (a) all applicable contractual obligations, including without limitation those contractual obligations contained (i) in the Mortgage Note, Mortgage and related mortgage loan documents, and any amendments thereto, (ii) in the Servicing Agreements, (iii) in policies of mortgage insurance, or (iv) in policies of hazard (including flood) insurance pertaining to any Mortgaged Property, (b) all applicable statutes, rules, regulations and ordinances of any federal, state, local and other governmental or regulatory authority (including without limitation RESPA, Truth-In-Lending, ECOA, HMDA, fair lending, usury and environmental laws), (c) all applicable requirements and guidelines of each Investor and each governmental agency, government-sponsored entity, board, commission, instrumentality and other governmental body or officer having jurisdiction (including without limitation FNMA, FHLMC, and their respective selling and/or servicing guides), (d) all applicable requirements and guidelines of PMI companies, (e) all applicable judicial and administrative judgments, consent decrees, Orders, stipulations, awards, settlement agreements, writs and injunctions, and (f) the reasonable and customary mortgage servicing practices of prudent mortgage lending institutions that service mortgage loans of the same type as the Mortgage Loans in the jurisdictions in which the related Mortgaged Properties are located.

         1.6 ARBITRATION PROCEDURES means the procedures set forth in Exhibit M attached hereto.

         1.7 ARM LOAN means a Mortgage Loan that is an adjustable rate loan.

         1.8 ASSIGNED CONTRACTS means (i) the Mortgage Loan Servicing Rights Purchase and Sale Agreements, the Indemnification Agreements and the Forward Delivery Agreements, in each case identified on Schedule 1.8 hereto, to the extent the Seller has obtained any required consent to the assignment of the applicable agreement to Purchaser and (ii) the Servicing Agreement among Seller, Capstead Mortgage Corporation and CMC Investment Partnership dated July 1, 1994.


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

         1.9 ASSUMED LIABILITIES means the liabilities identified on Schedule 1.9, as updated as provided in Section 2.9.

         1.10 BREACH: a "Breach" of a representation, warranty, covenant, obligation, or other provision of this Agreement or any instrument delivered pursuant to this Agreement will be deemed to have occurred if there is or has been (a) any inaccuracy in or breach of, or any failure to perform or comply with, such representation, warranty, covenant, obligation or other provision, or
(b) any claim (by any Person) or other occurrence or circumstance that is or was inconsistent with such representation, warranty, covenant, obligation or other provision, and the term "Breach" means any such inaccuracy, breach, failure, claim, occurrence or circumstance.

         1.11 BUSINESS means Seller's residential mortgage loan servicing, subservicing and origination operations and all assets, whether owned by Seller, Capstead Holdings, Inc., Capstead Mortgage Corporation or any other affiliate of Capstead Mortgage Corporation, which are used or held for use in, related to or associated with, directly or indirectly (in whole or in part), such operations.

         1.12 BUSINESS DAY means any day of the week other than a Saturday, Sunday, or a legal holiday or a bank holiday in the Commonwealth of Pennsylvania, the State of Iowa, or the State of Texas.

         1.13 BUYDOWN LOAN means a Mortgage Loan as to which a specified amount of interest is paid out of a related Escrow Account in accordance with a related buydown agreement.

         1.14 CAPSTEAD LITIGATION means the class action lawsuit styled Marvin
J. Netsky, et al. v. Capstead Mortgage Corporation, et al. pending in the U.S. District Court of the Northern District of Texas, Dallas Division, Civil Action No. 3-98CV1716-R (the "Netsky action") and any other lawsuits naming Capstead Mortgage Corporation and/or certain of its officers and directors as defendants, whether or not consolidated with other such actions, which (i) relate to or arise out of such lawsuits, (ii) relate to or arise out of the facts or allegations which are, in whole or in part, the subject of the Netsky action, or
(iii) relate to or arise out of federal or state securities laws or other state law, common law, or equity actions or claims, including without limitation, stockholder derivative actions. This definition shall be deemed to include any action to which the Seller and/or Capstead Holdings, Inc. may be named or joined.

         1.15 CLAIMANT shall have the meaning given in Section 10.5 of the Agreement.

         1.16 CLOSING DATE means December 21, 1998, or such other date as may be agreed upon by the parties.



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

         1.17 CLOSING DATE PAYMENT means the portion of the Purchase Price payable on the Closing Date as specified in Schedule 1.73.

         1.18 CONSENT means any approval, consent, ratification, waiver or other authorization (including any Governmental Authorization).

         1.19 CONTRACT means any agreement, contract, commitment, obligation, promise, arrangement, understanding, or undertaking (whether written or oral and whether express or implied) that is legally binding.

         1.20 CUSTODIAL FILE means the documents required by the applicable Investor under the Servicing Agreement to be retained by a document custodian acceptable to Investor, or by Investor.

         1.21 CUSTODIAN means Bank of Maryland, or such other document custodian as may be designated by Purchaser or defined by the Investor.

         1.22 CUTOFF DATE means the end of business on November 30, 1998.

         1.23 CUTOFF DATE REFINANCED LOAN means a mortgage loan resulting from the refinancing of a Mortgage Loan by Seller on or prior to the Cutoff Date, as identified in the schedule to be attached hereto as Exhibit A-4.

         1.24 DEFECT means a breach in any respect of any representation or warranty herein contained with respect to a Mortgage Loan or any failure by Seller to comply with any covenant herein contained with respect to a Mortgage Loan which could reasonably be expected to result in a loss or damage to Purchaser or the imposition of additional servicing burdens with respect to such Mortgage Loan.

         1.25 DELINQUENT LOAN means a Mortgage Loan which, as of the Cutoff Date, is ninety (90) days or more past due (i.e., payment due September 1, 1998 or earlier has not been made), or is in bankruptcy, in litigation, or in foreclosure or REO status. The term "IN BANKRUPTCY" shall mean with respect to a Mortgage Loan that the related Mortgagor has sought relief under or has otherwise been subjected to the federal bankruptcy laws or any other similar laws of general application for the relief of debtors through the institution of appropriate Proceedings, and such Proceedings are continuing, and shall continue until the related Mortgaged Property is released from the jurisdiction of the bankruptcy or other court in which the matter is pending, regardless of whether such Proceeding is dismissed, finally concluded, or otherwise. The term "IN FORECLOSURE" shall mean, as to any Mortgage Loan, that the first action necessary to be taken to commence Proceedings in foreclosure or a sale under power of sale under the law of the state wherein the Mortgage is to be enforced, has been taken, and such Proceedings are continuing, or should have been taken in accordance with applicable Investor standards. The term "IN LITIGATION" shall mean a legal action in foreclosure of a Mortgage Loan, or for a deficiency thereunder, in which the sale of the Mortgaged Property in foreclosure (whether by action, power of sale, or otherwise) has been delayed by reason of the defense of such action by the Mortgagor, or any other action commenced or pending which involves the Mortgage Loan. The term "REO



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

STATUS" shall mean the ownership of real property as a result of foreclosure of a Mortgage or acquisition of a deed in lieu of foreclosure with respect to a Mortgaged Property.

         1.26 ELECTRONIC DATA FILE means tape(s) containing Mortgage Loan and/or Servicing information (a) delivered in connection with the offering materials and Purchaser's due diligence review, and (b) prepared as of each Physical Transfer Date (as that term is defined in the Subservicing Agreement) for the related Mortgage Loans.

         1.27 ELIGIBLE MORTGAGE LOAN means a Mortgage Loan which is not a Delinquent Loan.

         1.28 ESCROW ACCOUNTS means those accounts established and maintained by Seller with commercial banking institutions or savings and loan associations under the provisions of the Servicing Agreements for (i) the deposit and retention of interest and principal on account of the Mortgage Loans; (ii) the deposit and retention of all collections of taxes, assessments, ground rents, hazard and mortgage insurance or comparable items on account of the Mortgage Loans; and/or (iii) the deposit and retention of buydown funds on account of the Mortgage Loans, and all other escrow or similar accounts maintained by Seller with respect to the Mortgage Loans.

         1.29 ESCROW AGREEMENT means the Escrow Agreement pertaining to the administration of the Reserved Funds, in the form attached as Exhibit B hereto.

         1.30 ESCROW DEPOSITS means funds held in Escrow Accounts.

         1.31 FHA means the Federal Housing Administration of the Department of Housing and Urban Development of the United States of America and any successor or assignee thereof.

         1.32 FHLMC means the Federal Home Loan Mortgage Corporation and any successor or assignee thereof.

         1.33 FHLMC MORTGAGE LOAN means a Mortgage Loan which has been delivered to FHLMC for cash or to back participation certificates issued by FHLMC.

         1.34 FMHA means the Farmers Home Administration of the United States of America acting through Rural Housing Service or its successor, the U.S. Department of Agriculture and any successor or assignee thereof.

         1.35 FNMA means the Federal National Mortgage Association and any successor or assignee thereof.

         1.36 FNMA MORTGAGE LOAN means a Mortgage Loan which has been delivered to FNMA for cash or to back mortgage-backed securities issued by FNMA.

         1.37 FORWARD DELIVERY AGREEMENT means an agreement for the purchase and sale of mortgage loan servicing between Seller and a third-party seller which is specified on Schedule 1.37 hereto.



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
         1.38 GOVERNMENTAL AUTHORIZATION means any approval, consent, license, permit, waiver or other authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement.

         1.39 GOVERNMENTAL BODY means any (a) nation, state, county, city, town, village, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; (c) governmental or quasi-governmental authority or any nature (including any governmental agency, branch, department, official or entity and any court or other tribunal); (d) multi-national organization or body; or (e) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power of any nature.

         1.40 HAZARDOUS MATERIALS means any substance, chemical, waste, or other material which is or may be at any time before the Closing Date listed, defined or otherwise identified as hazardous, toxic or dangerous under applicable law including, without limitation, asbestos, PCB's, petroleum, petroleum product or by-product, crude oil, natural gas, natural gas liquids, liquefied natural gas, or synthetic gas.

         1.41 HEDGING INSTRUMENTS means certain hedging instruments maintained by Seller or an Affiliate to manage interest rate risk pertaining to the Servicing, as listed on Schedule 2.8 hereto, as such Schedule may be amended as mutually agreed in writing by Seller and Purchaser.

         1.42 HOMECOMINGS ASSET PURCHASE AGREEMENT has the meaning assigned to such term in the Recitals.

         1.43 IDENTIFIED FORWARD DELIVERY LOAN means a Mortgage Loan for which the related Servicing Rights were sold to Seller on or prior to September 30, 1998 and will be transferred to Seller or Purchaser by a third-party seller pursuant to a Forward Delivery Agreement, and which is listed on Exhibit A-2 hereto.

         1.44 INCLUDED ASSETS means the Escrow Deposits and those assets identified on Schedule 1.44, as updated as provided in Section 2.9.

         1.45 INDEMNIFIABLE CLAIM shall have the meaning given in Section 10.5 of the Agreement.

         1.46 INDEMNIFYING PARTY shall have the meaning given in Section 10.5 of the Agreement.

         1.47 INTEREST RATE means the average thirty (30) day rate for high grade commercial paper (unsecured notes sold through dealers by major corporations) as published daily in the Wall Street Journal

         1.48 INVESTOR(S) means FNMA, FHLMC, and/or Capstead Mortgage Corporation, as the case may be.



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

         1.49 INVESTOR TRANSFER DATE means the close of business on the Cutoff Date.

         1.50 KNOWLEDGE OF SELLER means (a) the actual knowledge of the senior management of Seller, including without limitation, the senior servicing officer of Seller, at or prior to the date of this Agreement, and/or (b) information which such officers are presumed to know based on facts, circumstances or information contained or described at any time prior to the date hereof in the books, records, files or other documents of Seller.

         1.51 LEGAL REQUIREMENT means any federal, state, local, municipal, foreign, international, multinational or other administrative order, constitution, law, ordinance, principle of common law, regulation, statute or treaty.

         1.52 LIABILITY means, with respect to any Person, any and all liabilities, debts or other obligations contingent or otherwise, however imposed or incurred, at any time, including without limitation (a) its liabilities for borrowed money or any other indebtedness; (b) its liabilities for the deferred purchase price of property acquired by such Person, including accounts payable arising in the ordinary and usual course of business or otherwise; and including all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property; (c) all liabilities required to be included on its balance sheet in accordance with GAAP (in respect of capital leases or otherwise); (d) all liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities); and (e) all liabilities in respect of any Guaranty.

         1.53 LIEN means any charge, claim, community property interest, condition, equitable interest, lien, option, pledge, security interest, right of first refusal or restriction of any kind, including any restriction on use, voting, transfer, receipt of income or exercise of any other attribute of ownership.

         1.54 LOSSES shall have the meaning given in Section 10.1 of the Agreement.

         1.55 MATERIAL ADVERSE EFFECT means, with respect to any Person, the Business, or the Purchased Assets, any event, change, occurrence or effect, direct or indirect, (other than as a result of changes as may affect the mortgage industry generally and other than financial changes directly associated with hedging activities) on the business, operations, properties (including tangible properties), condition (financial or otherwise), assets, obligations or Liabilities (whether absolute, accrued or contingent) of such Person, and its respective subsidiaries (in the case of a Person) or on the Business or the Purchased Assets, as applicable, that has had, or would reasonably be expected to have a material adverse effect upon such Person, the Business or the Purchased Assets, as applicable.

         1.56 MORTGAGE means a valid and enforceable mortgage, deed of trust, or other security instrument creating a first lien upon described real property improved by a single family dwelling which secures a Mortgage Note.

         1.57 MORTGAGE LOAN means an individual residential (1-4 family) mortgage loan which is the subject of the Servicing Agreements and this Agreement, which shall consist of the mortgage loans identified in the schedules attached hereto as Exhibits A-1, A-2, A-3 and A-4 as updated as provided in Section 2.9.

         1.58 MORTGAGE LOAN FILE means, with respect to a Mortgage Loan, those origination and servicing documents, escrow documents, and other documents (as stored in various media, including but not limited to paper, microfiche, and electronically stored data) required to be maintained by the servicer of such Mortgage Loan pursuant to the applicable Servicing Agreement including without limitation those specified in Exhibit C to this Agreement.

         1.59 MORTGAGE NOTE means a written promise to pay a sum of money at a stated interest rate during a specified term that is secured by a Mortgage along with any riders thereto.

         1.60 MORTGAGED PROPERTY means real property which is subject to a lien created by a Mortgage as security for the related Mortgage Loan.

         1.61 MORTGAGOR means the obligor on a Mortgage Note.

         1.62 ORDER means any award, decision, injunction, judgment, order, ruling, subpoena or verdict entered, issued, made or rendered by any court, administrative agency or other Governmental Body or by any arbitrator.

         1.63 P & I means principal and interest.

         1.64 PAYOFF ADJUSTMENT DATE means the 60th day following the Cutoff
Date.

         1.65 PAYOFF LOAN means any Mortgage Loan that (a) is not a Delinquent Loan as of the Cutoff Date; and (b) is paid off within sixty (60) days after the Cutoff Date.

         1.66 PERSON means any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union or other entity or Governmental Body.

         1.67 PMI means private mortgage insurance.

         1.68 POOL OR POOLS means any pool(s) of Mortgage Loans identified on the Summary of Pools attached hereto as Exhibit D.

         1.69 POST-CUTOFF DATE REFINANCED LOAN means an individual residential (1-4 family) mortgage loan (a) funded by Seller or any of its Affiliates after the Cutoff Date or (b) included in the Unclosed Pipeline Listing (as defined in the HomeComings Asset Purchase Agreement), in either case funded on or before the Payoff Adjustment Date, the proceeds of which are applied to pay off a Payoff Loan and for which the related servicing rights are assigned to or acquired by Purchaser or any of its Affiliates pursuant to this Agreement.

         1.70 POST-CUTOFF DATE REFINANCED LOAN CREDIT means, with respect to a Post-Cutoff Date Refinanced Loan, the applicable percentage of unpaid principal balance specified in Schedule 1.74(d).



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

         1.71 POST-PAYOFF ADJUSTMENT DATE REFINANCED LOAN means an individual residential (1-4 family) mortgage loan funded by Seller or any of its Affiliates after the Payoff Adjustment Date, the proceeds of which are applied to pay off a Mortgage Loan and for which the related servicing rights are assigned to or acquired by Purchaser or any of its Affiliates pursuant to this Agreement. It is understood that if the closing of the transaction contemplated by the HomeComings Asset Purchase Agreement occurs on or before the Payoff Adjustment Date, there will not be any Post-Payoff Adjustment Date Refinanced Loans. It is further understood that Seller's ability to fund mortgage loans ceases upon the closing contemplated by the HomeComing Asset Purchase Agreement.

         1.72 PROCEEDING means any action, arbitration, audit, hearing, investigation, inquiry, litigation, suit or appeal (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

         1.73 PURCHASE PRICE means the purchase price for the Purchased Assets as defined in Schedule 1.73.

         1.74 PURCHASE PRICE PERCENTAGE means (a) with respect to each Mortgage Loan other than an Identified Forward Delivery Loan, an Unidentified Forward Delivery Loan or a Refinanced Loan, the corresponding percentage stated in
Schedule 1.74(a), (b) with respect to Identified Forward Delivery Loans, the corresponding percentage stated in Schedule 1.74(b), (c) with respect to Unidentified Forward Delivery Loans, the purchase price percentage determined pursuant to the applicable Forward Delivery Agreement as adjusted pursuant to
Section 9.14 and (d) with respect to Cutoff Date Refinanced Loans, the percentage determined as specified in Schedule 1.74(d). Notwithstanding the foregoing, for all purposes of this Agreement, the Purchase Price Percentage for a Delinquent Loan shall be deemed to be zero percent (0%).

         1.75 PURCHASED ASSETS means the Servicing Rights, the Included Assets, the Hedging Instruments and the Assigned Contracts.

         1.76 RECOURSE OBLIGATION means, with respect to any Mortgage Loan, any obligation or liability (actual or contingent) of the servicer of such Mortgage Loan (a) for losses incurred in connection with the foreclosure or other disposition of, or other realization or attempt to realize upon the collateral securing, such Mortgage Loan (including, without limitation, losses relating to loss mitigation or obtaining deeds in lieu of foreclosure); (b) to repurchase such Mortgage Loan in the event that the Mortgagor of such Mortgage Loan is in bankruptcy, in foreclosure or in litigation; or (c) to repurchase such Mortgage Loan in the event of a delinquency or other payment default thereunder by the Mortgagor. Notwithstanding the foregoing, a Mortgage Loan shall not be considered subject to a Recourse Obligation merely because the Servicer retains a contingent liability to repurchase a Mortgage Loan that is determined to have been ineligible for sale to the applicable Investor due to a breach of one or more representations and warranties.

         1.77 RELATED AGREEMENT means any other agreement or document referred to herein, executed in connection herewith or contemplated hereby to which Seller and Purchaser are parties.

         1.78 REO PROPERTY means, with respect to a Mortgage Loan, the real property to which Purchaser has taken ownership as a result of foreclosure of a Mortgage or acceptance of a deed in lieu of foreclosure with respect to a Mortgaged Property.

         1.79 REPURCHASE PRICE means the repurchase price for certain repurchased Mortgages Loans as defined in Schedule 1.79.

         1.80 RESERVED FUNDS means those funds held in the Reserved Funds Escrow Account.

         1.81 RESERVED FUNDS ESCROW ACCOUNT means the escrow account established pursuant to the Escrow Agreement.

         1.82 SERVICING AGREEMENT means a pool purchase contract or whole loan sale and servicing contract pursuant to which a Mortgage Loan was originated, purchased, sold and/or serviced for the benefit of an Investor.

         1.83 SERVICING RIGHTS OR SERVICING means the right, title, and interest in and to the servicing of the Mortgage Loans and the maintenance and servicing of the Escrow Accounts, along with the right to receive the servicing fee income and any and all Ancillary Income arising from or connected to any Mortgage Loan.

         1.84 SERVICING RIGHTS PURCHASE PRICE has the meaning specified in
Section 2.4.

         1.85 SETTLEMENT AGREEMENT means an agreement entered into by Seller in settlement of class action claims and/or litigation.

         1.86 SIGNIFICANT UNDERWRITING DEFICIENCY shall, with respect to a FNMA Mortgage Loan, have the meaning assigned to it in the FNMA Selling/Servicing Guides, as amended, and, with respect to FHLMC Mortgage Loan, shall mean that a FHLMC quality control feedback letter has been issued with respect to the eligibility of such Mortgage Loan for sale to FHLMC.

         1.87 SUBSERVICER means (a) during the term of the Subservicing Agreement, the Seller, and (b) upon the termination of the Subservicing Agreement, the subservicer designated by Purchaser.

         1.88 SUBSERVICING AGREEMENT means the Subservicing Agreement, dated as of the date of the Agreement in the form attached hereto as Exhibit L, between Seller and Purchaser.

         1.89 T & I means taxes and insurance.

         1.90 THREATENED: a claim, Proceeding, dispute, action or other matter will be deemed to have been "Threatened" if any demand or statement has been made (orally or in writing) or any notice has been given (orally or in writing), or if any other event has occurred or any other circumstances exist, that would lead a prudent Person to conclude that such a claim, Proceeding, dispute, action or other matter is likely to be asserted, commenced, taken or otherwise pursued in the future.

         1.91 UNIDENTIFIED FORWARD DELIVERY LOAN means a Mortgage Loan for which the related Servicing Rights were sold to Seller between October 1, 1998 and the Cutoff Date, and which will be transferred to Seller or Purchaser by a third party seller pursuant to a Forward Delivery Agreement. The Unidentified Forward Delivery Loans shall be identified on a schedule to be attached to the Agreement as Exhibit A-3, as updated as provided in Section 2.9.

         1.92 VA means the Department of Veterans Affairs of the United States of America and any successor or assignee thereof.

                                   ARTICLE II
                         SALE AND TRANSFER OF SERVICING

         2.1 ITEMS TO BE SOLD; ASSUMPTION OF SERVICING RESPONSIBILITIES.

         (a) Subject to, and upon the terms and conditions of this Agreement, Purchaser agrees to purchase from the Seller, and Seller agrees to sell, transfer, assign and deliver to Purchaser, on the Closing Date, all of Seller's right, title and interest in and to, including all economic benefit derived from, the Purchased Assets.

         (b) On the Closing Date, Purchaser shall (i) assume and agree to pay or discharge when due in accordance with their respective terms the Assumed Liabilities to the extent they become due on or after the Closing Date and (ii) assume Seller's obligations under the Assigned Contracts to the extent they become due or performable on or after the Closing Date, except as may be provided in a mutually agreeable Assignment and Assumption Agreement. Except as provided in the preceding sentence, Purchaser will not assume or otherwise be responsible for in any way whatsoever any other duties, obligations or liabilities of, or claims against, Seller or Seller's shareholders (or any of their respective agents, officers, directors, trustees, or Affiliates), that accrue or otherwise relate to the period prior to the Closing Date with respect to the Servicing Rights or otherwise.

         2.2 COVENANTS REGARDING THE SALE AND TRANSFER.

         On the Closing Date, Seller will sell, transfer, assign and deliver all of its right, title, and interest in and to the Servicing Rights and Escrow Deposits, including without limitation record title and the obligation to service the Mortgage Loans, to Purchaser. Except as provided herein and as required under the terms of the Subservicing Agreement, on the Closing Date, Seller shall cease all servicing responsibilities with regard to the Mortgage Loans and shall sever its mortgage servicing relationships with the Mortgagors.

         2.3 OBLIGATIONS OF SELLER.

         Seller covenants and agrees that, Seller shall pay, perform and discharge all liabilities and obligations relating to ownership of the Servicing Rights with respect to each Mortgage Loan until the related Investor Transfer Date.

         2.4 PURCHASE PRICE AND TERMS OF PAYMENT.

         (a) The purchase price for the Servicing Rights (the "Servicing Rights Purchase Price") shall be calculated as follows:

             (1) The Servicing Rights Purchase Price shall be calculated for the Mortgage Loans shown on Exhibit A-1, A-2, A-3 and A-4, as applicable, by multiplying (A) the unpaid principal balance, as of the

                   Cutoff Date, of each Eligible Mortgage Loan listed on such Exhibits by (B) the corresponding Purchase Price Percentage for each such Mortgage Loan.

             (2) No Purchase Price shall be paid for Servicing Rights related to Mortgage Loans which are not Eligible Mortgage Loans as of the Cutoff Date.

         (b) The purchase price for the Purchased Assets (the "Purchase Price") shall be paid as follows:

              (1) On the Closing Date, Purchaser shall pay Seller the Closing Date Payment.

              (2) On the Closing Date, Purchaser shall pay into the Reserved Funds Escrow Account the balance of the Purchase Price.

              (3) (A) Within ten (10) Business Days following the Payoff Adjustment Date (or on such earlier date as such information may become available using reasonable efforts) Purchaser shall cause Subservicer to provide to Purchaser and Seller in an electronic format the schedules of Payoff Loans and Post-Cutoff Date Refinanced Loans and a statement setting forth in reasonable detail the calculation of the amount set forth in Section 2.4(b)(3)(B)(II) below (the "Payoff Adjustment Factor") which shall include, where appropriate, an estimate of the Post-Cutoff Date Refinanced Loan Credit and (B) within five (5) Business Days following Seller's receipt of such schedules, Seller shall pay to Purchaser an amount equal to the lesser of (I) $16,000,000 and (II) the amount, if any, by which (x) the aggregate of the amounts, computed with respect to each Payoff Loan, equal to (i) the applicable Purchase Price Percentage with respect to such Payoff Loan multiplied by (ii) the unpaid principal balance of such Payoff Loan as of the Cutoff Date, exceeds (y) the aggregate of the amounts computed or estimated with respect to each Post-Cutoff Date Refinanced Loan equal to (i) the Post-Cutoff Date Refinanced Loan Credit for the servicing rights with respect to such Post-Cutoff Date Refinanced Loan (as specified in the Addendum) multiplied by (ii) principal balance at origination of each Post-Cutoff Date Refinanced Loan. If Seller and Purchaser cannot agree on the amount of the Payoff Adjustment Factor during the five (5) Business Day period referred to above, Seller shall pay to Purchaser any amount payable under this Section 2.4(b)(3) which is not in dispute, and Seller and Purchaser shall work in good faith during the next ten (10) Business Days toward resolving such disagreement. If a resolution is reached within such ten (10) Business Day period, then the balance of the agreed amount shall be calculated as provided above on the Business Day immediately following the end of such ten
                   (10) Business Day period and paid to Purchaser, together with interest thereon at the Interest Rate for the period commencing with the date on which the five (5) Business Day Period referred to above ends, through and including the date on which such payment is made. Unless a mutually agreeable resolution to such disagreement is reached and the disputed amount is paid within such ten (10) Business Day period, Purchaser and Seller shall act in accordance with the Arbitration Procedures.

              (4) The Reserved Funds will be administered in accordance with the provisions of the Escrow Agreement.

         (c) Unless otherwise agreed by the parties, all payments required hereunder shall be made by bank wire transfer in immediately available funds.

         2.5 COMPUTATION; ADJUSTMENT.

         It is understood and agreed that:

         (a) All wiring instructions and Purchase Price information necessary to effect payment of the Purchase Price shall be provided to the appropriate party at least two Business Days prior to the date of payment.

         (b) If, during the ninety (90) day period following the Closing Date, information pertaining to any Mortgage Loan or Mortgage Loans used in computing the payment of the Servicing Rights Purchase Price, the amount of any Post-Cutoff Date Refinanced Loan Credit or any computation of such a payment, shall be found to be incorrectly computed, the party discovering such incorrect computation shall promptly notify the other. Seller and Purchaser shall cooperate to resolve any such discrepancies. No later than five (5) Business Days after the expiration of the ninety (90) day period referred to in the preceding sentence, Seller and Purchaser shall agree on an appropriate adjustment to the Servicing Rights Purchase Price, and an adjusting payment in the amount of any such overpayment or underpayment, as applicable, shall be made by the appropriate party, together with interest thereon at the Interest Rate for the period commencing with the Closing Date through and including the date on which such payment is made. If Seller and Purchaser cannot agree on the amount of such adjustment during the five (5) Business Day period referred to above, to the extent that Seller and Purchaser have agreed that any adjustment is appropriate, then the applicable party shall pay to the other party such amount which is not in dispute, together with interest thereon at the Interest Rate for the period commencing with the Closing Date through and including the date on which such payment is made, and Seller and Purchaser shall work in good faith during the next ten
              (10) Business Days toward resolving such disagreement. If a resolution is reached within such ten (10) Business Day period, then the balance of the agreed amount shall be calculated as provided above on the Business Day immediately following the end of such ten (10) Business Day period and paid to the appropriate party, together with interest thereon at the Interest Rate for the period commencing with the Closing Date through and including the date on which such payment is made. Unless a mutually agreeable resolution to such disagreement is reached and the disputed amount is paid within such ten (10) Business Day period, Purchaser and Seller shall act in accordance with the Arbitration Procedures.

         (c) (i) Within five (5) Business Days following the Closing Date, Seller will provide Purchaser with its preliminary, good faith estimate of the Adjustment Amount as defined in Section 2.5(c)(iii) below (such estimate, the "Preliminary Adjustment Amount"). If the Preliminary Adjustment Amount is positive, Purchaser shall remit by wire transfer to Seller or its successor) the Preliminary Adjustment Amount. If the Preliminary Adjustment Amount is negative, Seller shall remit by wire transfer to Purchaser the Preliminary Adjustment Amount, in either case on the sixth (6th) Business Day following the Closing Date.

             (ii) Within ninety (90) calendar days following the Closing Date, Purchaser shall deliver to Seller true and correct copies of statements of the Assumed Liabilities and the Included Assets as of the Closing Date (the "Closing Date Statements"). The Closing Date Statements shall be in a form substantially comparable to Schedules 1.9 and 1.44, respectively, attached hereto (such Schedules, the "Cutoff Date Schedules").

            (iii) The "Adjustment Amount" (which may be a positive or negative number) shall be calculated based on the Closing Date Statements and shall be an amount equal to (a) the amount of any increase or decrease in the book value of the Assumed Liabilities (which may be a positive or negative number, with a positive number being associated with a decrease in the book value of the Assumed Liabilities), plus (b) the amount of any increase or decrease in the book value of the Included Assets (which may be a positive or negative number, with a positive number being associated with an increase in such book value of the Included Assets), each for the period between the Cutoff Date and the Closing Date. For purposes of determining the Adjustment Amount, the Cutoff Date value of the Assumed Liabilities and the Included Assets will be the book values set forth in the Cutoff Date Schedules, and the Closing Date values of the Assumed Liabilities and the Included Assets will be the book values set for in the Closing Date Statements. The book value of any assets and liabilities shall be determined in accordance with generally accepted accounting principles ("GAAP") and the reporting requirements of Seller applied on a basis consistent with past practice.

             (iv) The Adjustment Amount shall be calculated by Purchaser, and Purchaser shall notify Seller of the Adjustment Amount, within five (5) Business Days of the delivery of the Closing Date Statements to Purchaser and shall be net of any Preliminary Adjustment Amount paid. Subject to the following paragraph, Seller shall have a period of eight (8) Business Days from the date of notification to review the Adjustment Amount as determined by Purchaser. If Seller agrees with Purchaser as to the Adjustment Amount, then (x) if the Adjustment Amount is positive, Purchaser shall remit by wire transfer to Seller (or its successor) the Adjustment Amount, and (y) if the Adjustment Amount is negative, Seller shall remit by wire transfer to Purchaser the Adjustment Amount, in either case on the Business Day immediately following the end of such eight (8) Business Day period together with interest thereon at the Interest Rate for the period commencing with the Closing Date through and including the date on which such payment is made.

              (v) If Seller does not agree with the Adjustment Amount calculated by Purchaser, Seller shall deliver to Purchaser, within eight (8) Business Days following notification of Seller by Purchaser of the Adjustment Amount, written notice containing specific objections (prepared in good faith) to the Adjustment Amount as determined by Purchaser. If Seller and Purchaser cannot agree on the calculation of the Adjustment Amount during the five (5) Business Day period following Purchaser's receipt of the notice from Seller referred to in the preceding sentence to the extent that Seller and Purchaser have agreed as to any portion of the Adjustment Amount, then the applicable party shall pay to the other party such amount which is not in dispute, together with interest thereon at the Interest Rate for the period commencing with the Closing Date through and including the date on which such payment is made, and Seller and Purchaser shall work in good faith during the next ten (10) Business Days toward resolving such disagreement. If a resolution is reached within such ten (10) Business Day period, then the agreed Adjustment Amount shall be paid in accordance with clause (x) or (y) of the immediately preceding paragraph on the Business Day immediately following the end of such ten (10) Business Day period together with interest thereon at the Interest Rate for the period commencing with the Closing Date through and including the date on which such payment is made.

             (vi) Unless a mutually agreeable resolution to such disagreement is reached and the disputed amount is paid within such ten
                   (10) Business Day period, Purchaser and Seller shall act in accordance with the Arbitration Procedures.

         2.6 [RESERVED]

         2.7 RECONCILIATION.

         No later than five (5) Business Days after the Closing Date, Seller shall fully reconcile on a loan level basis as of the Cutoff Date (i) the reports generated by Seller's computers with respect to the applicable Escrow Accounts and advances with the reports generated by Seller's electronic data processing servicing system; and (ii) the reports of Seller's electronic data processing servicing system with Investor records and reports for the applicable Servicing Rights. Seller shall be responsible for any payments necessary to bring such Escrow Accounts and advances to full reconciliation.

         2.8 ASSIGNMENT OF HEDGING INSTRUMENTS.

         On the Closing Date, the Hedging Instruments will be assigned to Purchaser at their agreed upon value as specified in Schedule 2.8.

         2.9 UPDATE OF SCHEDULES AND EXHIBITS.

         On the Closing Date, Seller shall deliver to Purchaser updated versions of all Schedules and Exhibits provided for hereunder, updated based on the most current information available at that time. Within fifteen (15) Business Days following the Closing Date, Seller shall deliver to Purchaser (a) Exhibits A-1, A-2, A-3 and A-4 updated as of the Cutoff Date to reflect, among other things, deletions of Mortgage Loans that paid off on or prior to the Cutoff Date; and
(b) all Schedules provided for hereunder (except for the Cutoff Date Schedules), updated through and including the Closing Date.

         2.10  ACKNOWLEDGMENT.

         Contemporaneously with the execution of this Agreement, Seller is entering into the HomeComings Asset Purchase Agreement to sell its servicing business and operations. Upon closing of that transaction, Purchaser acknowledges that Seller will no longer have the people or resources necessary to perform any post-closing accounting and operational functions and has made arrangements with HomeComings Financial Network, Inc. ("HomeComings") to perform such functions. Purchaser agrees to look directly HomeComings for performance of such functions. However, nothing contained herein shall reduce Seller's indemnity or other financial obligations contained herein.

         2.11  CERTAIN MATTERS RELATING TO FORWARD DELIVERY AGREEMENTS.

         If on the Closing Date, Seller is unable to assign to Purchaser a Forward Delivery Agreement, promptly following the Closing Date, Purchaser and Seller shall enter into an agreement substantially identical to such Forward Delivery Agreement to provide for the sale by Seller to Purchaser of servicing rights acquired by Seller under such Forward Delivery Agreement, simultaneously with the acquisition thereof by Seller, at a price equal to the price paid therefor by Seller, subject to adjustment pursuant to Section 9.14.

                                   ARTICLE III
                GENERAL REPRESENTATIONS AND WARRANTIES OF SELLER

         As an inducement to Purchaser to enter into this Agreement, Seller represents and warrants, as of the Closing Date and as of each Investor Transfer Date, as follows:

         3.1 ORGANIZATION.

         Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Seller has all requisite corporate power and authority to own, lease and operate its properties and assets in the manner in which such properties and assets are now owned, leased and operated and to carry on the business in which it is now engaged. Prior to the date hereof, Seller has delivered to Purchaser true and complete copies of its Certificate of Incorporation and its by-laws, as currently in effect.

         3.2 GOOD STANDING.

         To the extent required by applicable law, Seller is qualified to transact business and is in good standing as a foreign corporation in all appropriate jurisdictions and to conduct all activities performed with respect to the origination and servicing of the Mortgage Loans. Schedule 3.2 sets forth the states in which Seller has qualified. There is no other jurisdiction in which the ownership, leasing, licensing or use of property or assets by Seller or the conduct of its Business makes such qualification necessary, and where the failure to be so qualified would have a material adverse effect on the business of financial condition of Seller.

         3.3 VALIDITY OF AGREEMENT.

         Seller has full corporate power and authority to execute and deliver this Agreement, and any applicable Related Agreement. This Agreement constitutes, and any Related Agreement, when executed and delivered, will constitute the valid and binding obligations of Seller enforceable against it in accordance with its respective terms. The execution, delivery and performance of this Agreement and any Related Agreement by Seller and consummation of the transactions contemplated hereby and thereby have been duly authorized by the board of directors (and if necessary, stockholders) of Seller and any other vote or corporate consent necessary for due authorization and such execution and delivery, and the consummation of such transaction, does not require the consent of any other Person other than such as may be required under the HSR Act and by the applicable Investors whose approval is required in Order to effectuate the transaction of Servicing.

         3.4 No Conflict.

         The execution and delivery of this Agreement and any Related Agreement by Seller and the performance of its obligations hereunder or thereunder (a) are not in violation or breach of, and will not conflict with or constitute a default under, any of the terms of the charter documents or by-laws of Seller or any note, debt instrument, security agreement, lease, deed of trust or mortgage, license, franchise, permit or any other contract binding upon Seller or upon any of its assets or properties; (b) will not result in the creation or imposition of any Lien in favor of any third party upon any of the material assets or properties of Seller (including, without limitation, any of the Purchased Assets); and (c) will not conflict with or violate any applicable Legal Requirement of any Governmental Body having jurisdiction over Seller, or any of the Purchased Assets. The attached Schedule 3.4 contains a true and complete list of all permits, authorizations and Consents of third parties required to be obtained by Seller in connection with (i) the execution and delivery of this Agreement and any applicable Related Agreement by Seller and the performance of its obligations hereunder or thereunder or (ii) the sale, transfer and assignment of the Purchased Assets (including, without limitation, any Consents), and the assumption by Purchaser of the Assumed Liabilities, in each case in Order to avoid a Breach, default, termination, acceleration or modification of any Contract included in the foregoing or any Order.

         3.5 COMPLIANCE WITH APPLICABLE REQUIREMENTS; NO DEFAULT.

         (a) With respect to the Mortgage Loans, Seller has complied in all material respects with all Applicable Requirements or, prior to the Closing Date, will have cured any such material non-compliance. Seller has done and Seller will do no act or thing which may materially and adversely affect the Servicing. Seller has not received any notice of alleged violations of the foregoing.

         (b) No event has occurred and is continuing which, under the provisions of such contracts or such other documents or agreements but for the passage of time or the giving of notice, or both, would constitute an event of default under any Servicing Agreement, and Seller has not received any notice of default or other information from any Investor that it has terminated any applicable Servicing Agreement or that it intends to do so.

         (c) To the Knowledge of Seller, there exists no noncompliance by Seller with Applicable Requirements which would cause the cancellation of any insurance coverage provided with respect to any Mortgage Loan by any PMI company.

         3.6 TITLE TO THE SERVICING AND RELATED ESCROW ACCOUNTS.

         Seller is the lawful owner of the Servicing, is custodian of the Escrow Accounts and has the sole right and authority to transfer the Servicing as contemplated hereby. The transfer, assignment and delivery of the Servicing and of the Escrow Accounts in accordance with the terms and conditions of this Agreement shall vest in Purchaser all rights as servicer, free and clear of any and all claims, charges, defenses, offsets and encumbrances of any kind or nature whatsoever, including but not limited to those of Seller. Except as disclosed in Schedule 3.6 hereto, neither the Mortgage Loans nor the Servicing Rights have been, and continue to be, hypothecated, assigned, or pledged as collateral by Seller for any loan or for any other purpose.

         3.7 LITIGATION.

         Except as disclosed in Schedule 3.7 hereto, and whether or not covered by insurance, to the extent it relates to or is associated with, directly or indirectly (in whole or in part) the Business, there is no claim, dispute, Proceeding, appeal or, to the Knowledge of Seller, investigation or inquiry, at law or in equity, involving Seller, or involving any of the Purchased Assets before any court, agency, authority, arbitration panel or other Governmental Body (other than those, if any, with respect to which service of process or similar notice has not yet been made on Seller), and, to the Knowledge of Seller, none have been Threatened against Seller. To the Knowledge of Seller, there are no facts which, if known to shareholders, customers, Governmental Bodies, bondholders or other investors, mortgage insurance companies, HUD, FHLMC, FNMA or other Persons, would form the basis of any such claim, dispute, Proceeding or appeal which would have a Material Adverse Effect on the Business. Except as disclosed in
Schedule 3.7 hereto, Seller is not subject to any settlement agreement, writ, injunction, decree or other Order (including any consent decree) of any court agency, authority, arbitration panel or other Governmental Body relating to, or associated with, directly or indirectly (in whole or in part), the Business or that would affect the execution or performance of this Agreement or any Related Agreement or the performance of Seller's obligations hereunder or thereunder.

         3.8 DISCLOSURE OF MATERIAL FACTS.

         To the Knowledge of Seller, the representations and warranties contained in Articles III and IV of this Agreement and in the Schedules hereto, and any other documents or information furnished to Purchaser by or on behalf of Seller, including, but not limited to any offering memorandum and data tapes, do not contain any untrue statement of a material fact or omit to state any material fact necessary in Order to make the statements contained herein and therein, in the light of the circumstances under which they were made, not misleading.

         3.9 NO ACCRUED LIABILITIES.

         There are no accrued liabilities of Seller with respect to any Mortgage Loan or the related Servicing or circumstances under which such accrued liabilities will arise against Purchaser as successor to the Servicing, with respect to occurrences prior to the Closing Date.

         3.10 ERRORS AND OMISSIONS AND FIDELITY BOND.

         Seller has in full force and effect an errors and omissions policy or policies and fidelity bond with respect to its servicing operations and a blanket bond in accordance with Investor requirements.

         3.11 NON-RECOURSE SERVICING.

         Except as disclosed in Schedule 3.11, the Servicing does not impose a Recourse Obligation on the Servicer, and Purchaser shall not be responsible to Seller or any other person for any losses sustained by Investors arising out of any foreclosure of any Mortgaged Property or the acquisition and subsequent holding or disposition of such Mortgaged Property, including without limitation third party expenses such as attorneys' fees and costs, special hazard losses (including earthquake-related losses), and restoration expenses, except to the extent that such losses are attributable to Purchaser's failure to perform Servicing as required by the Servicing

Agreements after the Closing Date.

         3.12 SETTLEMENT AGREEMENT.

         Except as disclosed in Schedule 3.7, Seller has not entered into any Settlement Agreement with respect to class action litigation that will bind Purchaser as Servicer of the Mortgage Loans or otherwise materially and adversely affect the Servicing.

         3.13 FINANCIAL CONDITION.

         (a) Seller is solvent; and no bankruptcy, reorganization, insolvency or similar Proceeding with respect to Seller has been initiated or is presently planned;

         (b) Seller has received reasonably equivalent value for the Purchased Assets from Purchaser;

         (c) The transactions contemplated by this Agreement and the Related Agreements are not being entered into:

              (i) with any intent to hinder, delay or defraud any Person to which Seller was or will become indebted on or after the Closing Date;

              (ii) while Seller was insolvent, nor will the consummation of such contemplated transactions render Seller insolvent;

              (iii) at a time when or under circumstances where Seller was engaged in Business or a transaction, for which any property remaining with the transferor would constitute unreasonably small capital; or

               (iv) at a time when or under circumstances where Seller intended to incur, or believed that it would incur, Liabilities that would be beyond the ability of Seller to pay as such Liabilities matured.

         (d) To the Knowledge of Seller, the Purchaser is not a creditor of Seller and the transactions contemplated by this Agreement and the Related Agreements are not being made on account of or in satisfaction of any claim held by the Purchaser, other than such claim or claims that might arise or have arisen in connection with the execution of this Agreement or any Related Agreement; and

         (e) Except as set forth in Schedule 3.13(e), since November 30, 1997, there have been no transfers, sales or assignments between or among Seller and its Affiliates with respect to any of the Purchased Assets or Assumed Obligations. Each such sale, transfer or assignment set forth on Schedule 3.13(e) was for consideration at least equal to the fair value of such asset or property.

         3.14 QUALIFICATION AS LENDER.

         Seller is approved by the U.S. Department of Housing and Urban Development (HUD) as a lender and servicer of mortgage loans and meets all applicable HUD regulations so as to be entitled to originate and service mortgage loans sold to or insured by HUD. Seller is also an approved servicer of mortgage loans to the Federal Home Loan Mortgage Corporation (FHLMC) and the Federal National Mortgage Association (FNMA) and meets all applicable FHLMC and FNMA guidelines so as to be entitled to service mortgage loans sold to FHLMC and FNMA. In addition Seller is in good standing and eligible to sell mortgage loans to each of FHLMC and FNMA. Seller is in good standing and is eligible as a mortgage lender and servicer under applicable rules, regulations and procedures promulgated by each of the mortgage participation or sale of mortgage-backed bond and pass-through certificate programs for which Seller originates and services mortgage loans.

                                   ARTICLE IV
            REPRESENTATIONS AND WARRANTIES RELATING TO MORTGAGE LOANS

         As further inducement to Purchaser to enter into this Agreement, Seller represents and warrants to Purchaser as of the Closing Date and as of each Investor Transfer Date, with respect to each Mortgage Loan, as follows:

         4.1  INFORMATION.

         (a) All information contained in each Mortgage Loan File, and in any Electronic Data File, with regard to loan origination and servicing activity is complete and accurate in all material respects, and all monies received with respect to each Mortgage Loan have been properly accounted for and applied. Except as disclosed on Schedule 4.1 hereto, each Mortgage Loan File is complete in all material respects with regard to origination and servicing activity.

         (b) The amount of the unpaid balance for each Mortgage Loan which is reflected on Exhibit A-1, Exhibit A-2, Exhibit A-3 or Exhibit A-4 is true and correct as of the date of such Exhibit.

         4.2  ORIGINATION AND SALE OF MORTGAGE LOANS.

         (a) Each Mortgage Loan has been originated, serviced and/or sold in accordance, in all material respects, with Applicable Requirements, including without limitation, applicable state or federal laws, rules, or regulations pertaining to consumer credit, truth-in-lending and usury.

         (b) The selling and origination representations and warranties made to Investors under the Servicing Agreements are true and correct in all material respects as of the date made.

         (c) The full original principal amount of each Mortgage Note listed has been advanced to the Mortgagor.

         4.3  ENFORCEABILITY.

         Each Mortgage Note and each Mortgage has been duly executed by the appropriate obligor and each is a valid and enforceable document, subject only to applicable antideficiency and bankruptcy statutes and to application of the rules of equity, and there are no defenses, setoffs or counterclaims against any Mortgage Loan.

         4.4  GENERAL SERVICING OF MORTGAGE LOANS.

         (a) Each Mortgage Loan has been serviced in accordance with Applicable Requirements in all material respects.

         (b) Seller has not taken any action or failed to take any action which might cause the cancellation of or otherwise affect any of the insurance contracts pertaining to Servicing of a Mortgage Loan (including without limitation PMI) or which might otherwise materially and adversely affect the Servicing. To the Knowledge of Seller, no prior servicer has taken any action or failed to take any action which might cause the cancellation of or otherwise affect any of the insurance contracts.

         (c) None of the Servicing Agreements contains, in light of common industry practices as of the Closing Date, any unusual or burdensome servicing obligations with respect to the Servicing Rights, or contains provisions which vary from published Applicable Requirements of the Investor, and no waivers with respect to any published or unpublished Applicable Requirements have been obtained which adversely affect the credit quality of any Mortgage Loan.

         4.5  ESCROW ACCOUNTS.

         (a) All Escrow Accounts required by Applicable Requirements are maintained in accordance with such Applicable Requirements. Except as to payments which are past due under the Mortgage Loan, all Escrow Account balances required by Applicable Requirements and paid to Seller for the account of the Mortgagor and Seller are on deposit in the appropriate Escrow Accounts.

         (b) All payments for taxes, assessments, ground rents, mortgage insurance, hazard and flood insurance or other payments made from any related T & I Escrow Account have been made on a timely basis, and Seller has paid to the Mortgagor interest on Escrow Deposits only to the extent such payment is required by Applicable Requirements. Seller shall have properly conducted an escrow analysis for each Mortgage Loan for which a T & I Escrow Account is required by Applicable Requirements within the twelve (12) month period immediately preceding the Closing Date. All books and records with respect to each such Mortgage Loan shall be in good condition and shall have been adjusted to reflect properly the results of the escrow analysis.

         (c) With respect to any Mortgage Loan for which a negative escrow balance existed prior to the Closing Date, Seller has performed an escrow analysis on such Mortgage Loan for the purpose of correcting the negative escrow balance, and has adjusted the related monthly escrow payment on Seller's servicing system as a result of such analysis.

         (d) Where applicable, Seller has notified each Mortgagor, in accordance with Applicable Requirements, as to any payment adjustments which resulted from an escrow analysis. Seller shall provide Purchaser with copies of any notices and analyses prepared in accordance with subsection 4.5(b) above.

         (e) Every Escrow Account established with respect to a Buydown Loan has been fully funded by Seller, and not discounted to present value or otherwise.

         4.6  NO MODIFICATIONS.

         Except with respect to partial releases, actions required by a divorce decree, assumptions, or as otherwise permitted under Applicable Requirements, (a) the terms of each Mortgage Note and Mortgage have not been modified by Seller, (b) no party thereto has been released in whole or in part by Seller and (c) no part of the Mortgaged Property has been released by Seller.

         4.7  MORTGAGE INSURANCE.

         As required by the applicable Investor, the Mortgage Loans are validly insured by mortgage insurance, and all premiums or other charges due in connection with such insurance have been paid. To the Knowledge of Seller, there has been no act or omission which would or may invalidate any such insurance with respect to Purchaser. There are no defenses, counterclaims or rights of setoff against Purchaser affecting the validity or enforceability of any mortgage insurance with respect to a Mortgage Loan.

         4.8  HAZARD INSURANCE.

         There is in force with respect to each Mortgaged Property a hazard insurance policy that provides, at a minimum, for fire and extended coverage in an amount which is the lesser of (i) the outstanding principal balance of the Mortgage Loan or (ii) the full insurable value of improvements, but in no event less than the amount required under Applicable Requirements. If required by the Flood Disaster Protection Act of 1973, as amended, or by the Investor, each Mortgaged Property is and will be covered by a flood insurance policy in an amount not less than the lesser of (i) the outstanding principal balance of the applicable Mortgage Loan, or (ii) the maximum amount of insurance that is available under the Flood Disaster Protection Act of 1973, as amended.

         4.9  CONDITION OF MORTGAGED PROPERTY; CASUALTIES.

         (a) To the Knowledge of Seller, there exists no damage to any Mortgaged Property from fire, windstorm, earthquake, other casualty, environmental hazard, or any other circumstances or conditions that would cause the related Mortgage Loan to become delinquent or otherwise materially and adversely affect the value or marketability of such Mortgage Loan or related Mortgaged Property. Notwithstanding anything to the contrary contained in this Section, to the extent that timely repairs are presently being undertaken utilizing casualty insurance proceeds pursuant to an insurance claim which is being timely processed with the insurance company, such repairs shall not constitute a breach of this warranty provided, however, that upon completion of such repairs, the collateral value of the repaired Mortgaged Property shall not be diminished materially from its value prior to such casualty loss.

         (b) To the Knowledge of Seller, there are (i) no uninsured casualty losses and (ii) no insured casualty losses relating to any Mortgaged Property where coinsurance has been, or Seller has reason to believe it will be, claimed by the insurance company or where the loss, exclusive of contents, is greater than the net recovery from the fire insurance carrier. To the Knowledge of Seller, casualty insurance proceeds paid with respect to a Mortgage Loan have been used either to reduce the Mortgage Loan balance or for the purpose of making repairs to the Mortgaged Property. To the Knowledge of Seller, unless such insurance proceeds have been used to reduce the Mortgage Loan balance, all damage with respect to which casualty insurance proceeds have been received by or through Seller has been properly repaired or is in the process of being repaired with such proceeds.

         (c) To the Knowledge of Seller, (i) neither Seller nor any prior servicer is or has engaged in any activity that involves or involved the generation, use, manufacture, treatment, transportation, storage in tanks or otherwise, or disposal of Hazardous Material on or from any Mortgaged Property and (ii) no presence, release, Threatened release, discharge, spillage or migration of Hazardous Material in violation of existing Applicable Requirements, is occurring or has occurred on or from any such Mortgaged Property.

         4.10 LIEN PRIORITY; TITLE INSURANCE.

         If required by Applicable Requirements, a title policy or attorney's opinion as to title, as the case may be, has been issued and is currently in effect for each Mortgage Loan insuring that the related Mortgage is a valid first lien on the Mortgaged Property which has not been modified, and that such Mortgaged Property is free and clear of all encumbrances and liens having priority over the first lien of the Mortgage, except for liens for real estate taxes and special assessments not yet due and payable and except for easements and restrictions of record identified in such title policy.

         4.11 CONDEMNATION; FORFEITURE.

         Except as disclosed in Schedule 4.11 hereto, to the Knowledge of Seller, no Mortgaged Property has been or will be subject to an action seeking condemnation or forfeiture of such Mortgaged Property.

         4.12 CUSTODIAL FILES.

         Except as disclosed in Schedule 4.12 hereto, the Custodial Files for each Mortgage Loan contain all items required by the applicable Investor to be contained therein, including in the case of FNMA Mortgage Loans and FHLMC Mortgage Loans, if applicable, all items required for the certification of the related Pool. Except as disclosed in Schedule 4.12 hereto, all Pools relating to FNMA Mortgage Loans or FHLMC Mortgage Loans have been certified in accordance with, and the securities backed by such Pools are issued on uniform documents promulgated in, the applicable FNMA or FHLMC Guide without any material deviation therefrom. Except as disclosed in Schedule 4.12 hereto, Pools shall be, as of the related Investor Transfer Date, eligible for recertification by Custodian, and Seller will be responsible for costs incurred with respect to the cure of any deficiencies, existing as of such related Investor Transfer Date, necessary for recertification. Pool balances relating to FNMA Mortgage Loans or FHLMC Mortgage Loans have been reconciled. The principal balances outstanding and owing on the Mortgage Loans in each Pool relating to FNMA Mortgage Loans or FHLMC Mortgage Loans equal or exceed the amounts owing to the security holders of such Pool.

         4.13 FHLMC NOTES.

         Subject to Applicable Requirements, original FHLMC Mortgage Notes are held by

FHLMC or Seller's custodian.

         4.14 EXCEPTION LOANS.

         Except as disclosed in Schedule 4.14 hereto, no Mortgage Loan is (a) a VA guaranteed loan, (b) insured under the National Housing Act, (c) subject to a bi-weekly payment plan, (d) secured by manufactured housing that is not affixed to a permanent structure, (e) a reverse mortgage loan, (f) a graduated payment loan that is still in the adjustment period of loan, (g) a housing authority loan, or (h) an FmHA loan.

         4.15 INVESTOR REPURCHASE AND INDEMNIFICATION.

         Except as disclosed in Schedule 4.15 hereto, no Mortgage Loan is subject to (a) a pending or potential request (including initial inquiries) for either repurchase or indemnification by an Investor; (b) an Investor indemnification agreement, and/or (c) an Investor determination of Significant Underwriting Deficiency.

         4.16 FRAUD.

         To the Knowledge of Seller, no fraudulent action, error, omission, misrepresentation, negligence, or similar occurrence with respect to a Mortgage Loan has taken place on the part of any person, including without limitation the Mortgagor, any appraiser, any builder or developer or any other party involved in (a) the origination of the Mortgage Loan or (b) the application of any insurance proceeds with respect to a Mortgage Loan, Mortgaged Property or REO Property.

         4.17 SOLDIERS AND SAILORS.

         Except as disclosed in Schedule 4.17 hereto, Seller has not received notice from any Mortgagor or other party with respect to a Mortgage Loan of a request for relief pursuant to or invoking any of the provisions of the Soldiers and Sailors Relief Act of 1940 or any similar law which would have the effect of suspending or reducing the Mortgagor's payment obligations under a Mortgage Loan or which would prevent such loan from going into foreclosure.

         4.18 TAX SERVICE CONTRACTS.

         Each Mortgage Loan is currently covered by a tax service contract and the applicable tax service has a valid tax identification/parcel number therefor.

                                    ARTICLE V
                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

         As an inducement to Seller to enter into this Agreement, Purchaser represents and warrants, as of the Closing Date and as of each Investor Transfer Date, as follows:

         5.1  ORGANIZATION.

         Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania.

         5.2  GOOD STANDING.

         To the extent required by applicable law, Purchaser is qualified to transact business and is in good standing as a foreign corporation in all appropriate jurisdictions and to conduct all activities to be performed with respect to the servicing of the Mortgage Loans.

         5.3  VALIDITY OF AGREEMENT.

         Purchaser has full corporate power and authority to execute this Agreement and any applicable Related Agreement and to perform its obligations hereunder and thereunder. This Agreement constitutes, and any Related Agreement to which Purchaser is a party, when executed and delivered, will constitute the valid and binding obligation of Purchaser enforceable against it in accordance with its terms. The execution and delivery of this Agreement and any applicable Related Agreement by Purchaser, and the consummation of such transactions do not require the consent, approval or authorization of any other person, public authority or other entity, other than the Board of Directors of GMAC Mortgage Corporation, GMAC Mortgage Group, Inc., General Motors Acceptance Corporation, and General Motors Corporation and such as may be required under the HSR Act, subject to obtaining the approval of the applicable Investor to the transfer of the Servicing.

         5.4  NO CONFLICT.

         The execution and delivery of this Agreement and any Related Agreement by Purchaser and the performance of its obligations hereunder and thereunder are not in violation or breach of, and will not conflict with or constitute a default under, any of the terms of its Articles of Incorporation or bylaws (each as amended to date) or any note, debt instrument, security agreement, lease, deed of trust or mortgage, license, franchise, permit or any other contract, agreement or commitment binding upon Purchaser or any of its assets or properties subject to obtaining the approval of the applicable Investor to the transfer of the Servicing; and will not result in the creation or imposition of any lien, encumbrance, equity or restriction in favor of any third party upon any of the assets or properties of Purchaser; or conflict with or violate any applicable law, rule, regulation, judgment, Order or decree of any government, governmental instrumentality or court having jurisdiction over Purchaser or its assets or properties of Purchaser.

         5.5  BROKERS OR FINDERS.

         Purchaser has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders fees or agents commissions or any similar charges in connection with this Agreement or the transactions contemplated hereby, except for fees to Countrywide Capital Markets, which fees shall be the sole responsibility of Purchaser.

         5.6  QUALIFICATION AS LENDER.

         Purchaser is approved by the U.S. Department of Housing and Urban Development (HUD) as a lender and servicer of mortgage loans and meets all applicable HUD regulations so as to be entitled to originate and service mortgage loans sold to or insured by HUD. Purchaser is also an approved servicer of mortgage loans to the Federal Home Loan Mortgage Corporation (FHLMC) and the Federal National Mortgage Association (FNMA) and meets all applicable FHLMC and FNMA guidelines so as to be entitled to service mortgage loans sold to FHLMC and FNMA. In addition Purchaser is in good standing and eligible to sell mortgage loans to each of FHLMC and FNMA.

                                   ARTICLE VI
                                    APPROVALS

         6.1  SELLER'S OBLIGATIONS.

         (a) Seller shall request and shall do all things appropriate to secure the approval of the Investors to transfer the Servicing Rights to Purchaser on the Investor Transfer Date.

         (b) Seller shall satisfy all Investor requirements applicable to Seller to transfer effectively the Servicing Rights from Seller to Purchaser.

         (c) With respect to each Mortgage Loan, Seller will file for the period through and including the Cutoff Date all required reports including but not limited to reports to all governmental agencies having jurisdiction over the Servicing and all appropriate PMI companies.

         6.2  PURCHASER'S OBLIGATIONS.

         Purchaser shall cooperate with and assist Seller in obtaining the approval of the Investors, and shall provide all financial and other information required by the Investors to be furnished by a transferee of servicing for approval of a transfer of servicing.

                                   ARTICLE VII
                CONDITIONS PRECEDENT TO OBLIGATIONS OF PURCHASER


         7.1  CONDITIONS ON CLOSING DATE.

         The obligations of Purchaser hereunder on the Closing Date shall be subject to satisfaction of each of the following conditions, except as Purchaser may waive the same in writing in accordance with Section 11.6 of the Agreement:

              (a) Representations. The representations and warranties made by Seller in this Agreement shall continue to be true and correct in all material respects.

              (b) Compliance with this Agreement. All of the terms, covenants, and conditions of this Agreement required to be complied with and performed by Seller at or prior to the Closing Date shall have been duly complied with and performed in all material respects.

              (c) Additional Documentation. Purchaser and Seller shall have approved and accepted any and all documentation which may be reasonably required to effectuate the sale and assignment of Servicing to Purchaser.

              (d) Corporate Resolution. A Secretary's Certificate of
Seller, together with a corporate resolution approving the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, in form and substance acceptable to Purchaser, shall be delivered to Purchaser no later than the Closing Date.

              (e)Opinion. An Opinion of Counsel of Seller in the form attached as Exhibit E to this Agreement, shall be delivered to Purchaser no later than the Closing Date.

              (f) Guaranty. A Guaranty executed by Capstead Holdings, Inc., a Delaware corporation and Capstead Mortgage Corporation, a Maryland corporation, in the form attached as Exhibit F to this Agreement, shall be delivered to Purchaser no later than the Closing Date.

              (g) Officer's Certificate. An Officer's Certificate of a senior officer of the Seller in the form attached as Exhibit G to this Agreement, shall be delivered to Purchaser no later than the Closing Date.

              (h) UCC Search Results. In the event any UCC financing statement obtained by Purchaser shows Seller (or any Affiliate of Seller) as Debtor and refers or relates to, in the opinion of Purchaser and its counsel, any of the Seller's Servicing Rights or Escrow Accounts, Seller shall obtain from the Secured Party shown on such UCC financing statements and deliver to Purchaser on or before the Closing Date (i) a release or termination of such UCC financing statements in a form acceptable to Purchaser and the applicable filing office or (ii) a written agreement, in form and substance acceptable to Purchaser, to the effect that such

Secured Party releases any right, title and interest it may have in the Servicing Rights and/or the Escrow Accounts.

              (i) Material Adverse Effect. From September 30, 1998 to the Closing Date, there shall have been no Material Adverse Effect with respect to the Business, and there shall not have been any occurrence, circumstance or combination thereof (whether arising heretofore or hereafter), including, without limitation, pending Proceedings or, to the Knowledge of Seller, Threatened Proceedings which could have a Material Adverse Effect with respect to the Business either before or after the Closing Date.

              (j) No Proceedings. Immediately prior to the Closing Date, there shall (a) have been no Order issued or any other action taken by any Governmental Body, restraining, enjoining, otherwise prohibiting the transactions contemplated under this Agreement or the HomeComings Asset Purchase Agreement or that would prevent, delay, make illegal or otherwise materially interfere with or materially affect the ability of Seller to perform its obligations under this Agreement (including, without limitation, paying claims made under Article X); and (b) be no Proceeding pending or Threatened with respect to Seller or Purchaser, which, if decided adversely to such party would have a Material Adverse Effect with respect to Seller, the Business, any of the Purchased Assets or the right of Purchaser to purchase or retain the Purchased Assets or Seller's ability to continue the operations of the Business and which, in good faith judgment of Purchaser would make the consummation of this Agreement inadvisable; provided, however, that the foregoing condition shall not apply to the Capstead Litigation pending on the date of this Agreement so long as no further event shall have occurred with respect to such litigation after the date of this Agreement that would fall within the matters described in the preceding clauses (a) and (b).

              (k)  Hart-Scott-Rodino.

                   (i)         Seller and its parent shall prepare and
                         file, and shall in all respects cooperate with Purchaser and its parent in the preparation and filing of, any documents required in connection with providing notification to the Federal Trade Commission ("FTC") and the Antitrust Division of the Department of Justice of the transactions contemplated hereunder, and shall respond, or cooperate in responding, to any inquiry made by either with respect to such transactions; and

                   (ii)        Any waiting period following such a filing shall
                         have expired without governmental action or shall be the subject of early termination by FTC.

              (l) Limited Power of Attorney. A Limited Power of Attorney executed by Seller, in the form attached as Exhibit H to this Agreement, shall be delivered to Purchaser no later than the Closing Date.

              (m) [RESERVED]

              (n) Right of First Refusal. Any and all rights of first refusal or similar rights pertaining to any or all of the Servicing Rights under any Assigned Contract or other agreement under which Seller is subject, shall have been terminated, released, refused, or, in some other fashion satisfactory to Purchaser, rendered of no further force or effect, at the cost of Seller. Notwithstanding anything to the contrary contained in this Agreement, non-satisfaction of the condition stated in this Section 7.1(o) shall result in exclusion from the sale and transfer of the affected Servicing, but shall not, by itself, constitute grounds for termination of the Agreement.

              (o) UCC-1 Financing Statement.Not later than the Closing
Date, Seller shall deliver to Purchaser satisfactory evidence that a UCC-1 Financing Statement in form and substance acceptable to Purchaser has been filed in all requisite jurisdictions under applicable law, which Financing Statement shall have the effect of perfecting any security interest of Purchaser in general intangibles including without limitation the Servicing Rights.

              (p)  FNMA/FHLMC Approvals.

                   (i)         Delivery by Seller to Purchaser of written
                         approval from FNMA or FHLMC, as applicable, for the transfer of the applicable Servicing Rights from Seller to Purchaser prior to the Closing Date; and

                   (ii)        Acceptance by Purchaser of any and all
                         conditions or restrictions which may be imposed by FNMA and/or FHLMC on the sale and assignment of Servicing Rights by Seller to Purchaser.

         7.2  NON-SATISFACTION OF CONDITION.

         In the event any of the foregoing conditions have not been satisfied, or have become incapable of being satisfied by the Closing Date, Purchaser may, upon written notice to Seller, terminate this Agreement.

                                  ARTICLE VIII

                  CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER



         8.1      CONDITIONS ON CLOSING DATE.

         The obligations of Seller hereunder on the Closing Date shall be subject to satisfaction of each of the following conditions, except as Seller may waive the same in writing in accordance with Section 11.6 of the Agreement:

                  (a) Representations. The representations and warranties made by Purchaser in this Agreement shall continue to be true and correct in all material respects.

                  (b) Compliance with this Agreement. All of the terms, covenants, and conditions of this Agreement required to be complied with and performed by Purchaser at or prior to the Closing Date shall have been duly complied with and performed in all material respects.

                  (c) Additional Documentation. Purchaser and Seller shall have approved and accepted any and all documentation which may be reasonably required to effectuate the sale and assignment of Servicing to Purchaser.

                  (d) Corporate Resolution. A Secretary's Certificate of Purchaser, together with a corporate resolution approving the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, in form and substance acceptable to Seller, shall be delivered to Seller no later than the Closing Date.

                  (e) Opinion. An Opinion of Counsel of Purchaser in the form attached as Exhibit I to this Agreement, shall be delivered to Seller no later than the Closing Date.

                  (f) No Proceedings. Immediately prior to the Closing Date, there shall have been no Order issued or any other action taken by any Governmental Body, restraining, enjoining, otherwise prohibiting the transactions contemplated under this Agreement or the HomeComings Asset Purchase Agreement or that would prevent, delay, make illegal or otherwise materially interfere with or materially affect the ability of Seller to perform its obligations under this Agreement (including, without limitation, paying claims made under Article X).

                  (g)   Hart-Scott-Rodino.

                        (i)      Purchaser and its parent shall prepare and
                              file, and shall in all respects cooperate with Seller and its parent in the preparation and filing of, any documents required in connection with providing notification to the Federal Trade Commission ("FTC") and the Antitrust Division of the Department of Justice of the transactions contemplated hereunder, and shall respond, or cooperate in responding, to any inquiry made by either with respect to such transactions; and

                        (ii)     Any waiting period following such a filing
                              shall have expired without governmental action or shall be the subject of early termination by FTC.

                  (h)   FNMA/FHLMC Approvals.

                        (i)      Delivery by Seller to Purchaser of written
                              approval from FNMA or FHLMC, as applicable, for the transfer of the applicable Servicing Rights from Seller to Purchaser prior to the Closing Date; and

                        (ii)     Acceptance by Seller of any and all conditions
                              or restrictions which may be imposed by FNMA and/or FHLMC on the sale and assignment of Servicing Rights by Seller to Purchaser.

         8.2      NON-SATISFACTION OF CONDITION.

         In the event any of the foregoing conditions have not been satisfied, or have been incapable of being satisfied by the Closing Date, Seller may, upon written notice to Purchaser, terminate this Agreement.

                                   ARTICLE IX

                                    COVENANTS

         9.1      MUTUAL COOPERATION.

         To the extent possible, each of the parties hereto shall cooperate and assist the other, as requested, in carrying out the other's covenants, agreements, duties and responsibilities under this Agreement and the Related Agreements, and in connection therewith, shall from time to time, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, all such additional instruments, assignments, endorsements, papers, documents and instruments as may be necessary and appropriate to further express the intention, or to facilitate the performance, of this Agreement during the term hereof. The parties agree to use commercially reasonable efforts to effectuate the transfer of Servicing contemplated herein and in the Subservicing Agreement in accordance with MBA-approved industry standards for servicing transfers, and with Investor requirements for the transfer of servicing. In addition, the parties will reasonably cooperate with each other to resolve issues which may arise in connection with the Mortgage Loans or related Servicing Rights after the Closing Date. Purchaser shall, in its reasonable discretion and at Seller's sole cost and expense, take such actions as Seller may reasonably request with respect to any Mortgage Loan which may become the subject of an Indemnifiable Claim.

         9.2      [RESERVED.]

         9.3      SUBSERVICING AGREEMENT.

         Purchaser and Seller shall, on the date of the Agreement, enter into the Subservicing Agreement.

         9.4      TRANSFER COSTS.

          Purchaser or its Affiliate shall pay all costs associated with the transfer of the Servicing to Purchaser pursuant to the Agreement and the Subservicing Agreement, including without limitation, (a) costs of securing Investor approval, and of any transfer fees due Investors; (b) custodian fees for each Mortgage Loan for the period commencing with the day after the related Investor Transfer Date through the date the related Custodial File is transferred to Custodian; (c) costs related to preparing and recording assignments of Mortgage Loans in connection with the transfer of Servicing; (d) costs of transfer of each Custodial File to Custodian; (e) any costs associated with the Seller's obligation to complete the automated transfer of Servicing to Purchaser, including but not limited to Seller's data processing costs with respect to preparation of the Electronic Data File; (f) costs associated with the shipment and delivery of Mortgage Loan Files and information to Purchaser, and any conversions of image data with respect to the Mortgage Loans, and (g) costs associated with preparation and submission by Seller of transfer notifications to hazard/flood carriers, PMI carriers, Pool insurers, tax authorities and tax service companies. Notwithstanding anything to the contrary contained in this Section 9.4, it is understood and agreed that, in the event that the transaction contemplated by the HomeComings Asset Purchase Agreement is not consummated by March 31, 1999 or such later date as may be specified in any written extension executed by Seller and HomeComings Financial Network, Inc., Seller shall bear, or reimburse Purchaser for, the costs described in subsections (a), (c), (d) to the extent that such transfer occurs within one year following the Cutoff Date,
(e), (f) and (g) above.

         9.5      [RESERVED]

         9.6      FORM 1099, FORM 1098-PURCHASER'S OBLIGATION.

         Purchaser shall mail, on or before the date required by law, IRS Form No. 1099 to all parties entitled to receive interest on Escrow Accounts for all periods after the Closing Date, where applicable, as well as IRS Form No. 1098 to each Mortgagor for all periods after the Closing Date. Purchaser shall file all required reporting with the IRS, including without limitation IRS Form No. 1041 and IRS Form K-1 where applicable, on or before the date required by law, for all periods after the Closing Date.

         9.7      REIMBURSEMENT OF ADVANCES.

         In the event that any advance included in the Purchased Assets is subsequently determined to be non-recoverable under Applicable Requirements, Seller shall reimburse Purchaser in the amount of such advance.

         9.8      PAYMENT OF INTEREST.

         Seller shall be responsible through the Cutoff Date for (a) payment of any interest on Escrow Accounts, to the extent required by law, and for posting such payments to individual Mortgagors' accounts, and (b) payment of any interest shortfall between the amount of interest collected and the amount of interest required to be remitted to Investors, including without limitation interest payable on pay-offs and curtailments, where applicable.

         9.9      FHLMC QUALITY CONTROL PROGRAM.

         Seller covenants and agrees that, on the Investor Transfer Date for the FHLMC Mortgage Loans, Seller shall provide Purchaser with records of any quality control findings, along with documentation of any corrective action taken, reported to FHLMC for any Mortgage Loans included in the transfer which were originated within three (3) years prior to the Closing Date. This requirement is pursuant to Sections 48.1-48.12 of the FHLMC Sellers' and Servicers' Guide (the "Guide"), as amended from time to time.

         9.10     BULK TRANSFER LAWS COMPLIANCE.

         Seller shall comply with all requirements of applicable laws relating to the transfer of assets in bulk, including the Uniform Commercial Code-Bulk Transfers and any similar statutory provisions in effect in any applicable jurisdiction, and shall provide any and all notices which may be required to ensure that the transfer of the Servicing to Purchaser hereunder is not subject to any defect by reason of non-compliance with any such requirements.

         9.11     PRESS RELEASES.

         No party will issue or authorize to be issued any press release or similar announcement concerning this Agreement or any of the transactions contemplated hereby without the prior approval of the other party, which approval shall not be unreasonably withheld, and shall be given in Order to allow compliance with the disclosure requirements of applicable laws and regulators.

         9.12     CERTAIN NOTIFICATIONS.

         Each party shall promptly notify the other in writing of the occurrence of any event which will or could reasonably be expected to result in the failure to satisfy any of the conditions to the obligations of such other party specified in Article VII or VIII of the Agreement, as applicable.

         9.13     [RESERVED]

         9.14.    FORWARD DELIVERY PRICING ADJUSTMENT.

         With respect to any purchase of mortgage loan servicing pursuant to a Forward Delivery Agreement, for which the Sale Date under such Forward Delivery Agreement occurs subsequent to September 30, 1998 and during the original term of such Forward Delivery Agreement, Seller agrees to reimburse Purchaser for any price differential applicable to such purchase computed in accordance with
Schedule 9.14. Such reimbursements shall be made monthly as follows:

         (a) For the time period commencing on the Closing Date and continuing through the term of the Subservicing Agreement, Seller shall, on or before the 10th Business Day of each month, submit to Purchaser loan-level data (in a format reasonably acceptable to Purchaser) with respect to each Sale Date Group (as defined below) that became a Settled Sale Date Group (as defined below) prior to the end of the preceding calendar month. Following the termination of the Subservicing Agreement, Purchaser shall generate such data or cause such data to be generated on or before the 10th Business Day of each month. Within ten (10) Business Days following its receipt of such loan-level data for each Sale Date Group (as defined below) that became a Settled Sale Date Group (as defined below) prior to the end of the preceding calendar month, Purchaser shall submit to Seller a statement of the amount of the price differential, computed in accordance with Schedule 9.14, on a Sale Date Group-by-Sale Date Group basis and on an aggregate basis. Such statement shall include supporting documentation setting forth in reasonable detail Purchaser's calculation of such price differential. Subject to the following paragraph, Seller shall have a period of ten (10) Business Days from the date such statement is delivered to Seller to review such statement. If Seller agrees with Purchaser as to the amount of the applicable price differential, then on the Business Day immediately following the end of such ten (10) Business Day Period (the "Planned Payment Date") (i) Seller and Purchaser shall submit joint instructions under the Escrow Agreement to withdraw the applicable amount payable from the Reserved Funds and pay such amount to Purchaser, and (ii) to the extent the Reserved Funds are insufficient to make such payment, Seller shall remit to wire transfer to Purchaser the amount necessary to result in Purchaser receiving full payment of the applicable amount.

         (b) If Seller does not agree with the amount of the price differential set forth in a statement delivered by Purchaser pursuant to the preceding paragraph, Seller shall deliver to Purchaser, within the ten (10) Business Day period following Seller's receipt of the applicable statement from Purchaser referred to in the preceding paragraph, written notice containing specific objections (prepared in good faith) to the amount of such price differential as determined by Purchaser. If Seller and Purchaser cannot agree on the calculation of such price differential during the five (5) Business Day period following Purchaser's receipt of the notice from Seller referred to in the preceding sentence, to the extent that Seller and Purchaser have agreed as to any portion of such price differential, then (i) such amount which is not in dispute, together with interest thereon at the Interest Rate for the period commencing with the related Planned Payment Date through and including the date on which such payment is made, shall be paid in the manner set forth in the preceding paragraph, and (ii) Seller and Purchaser shall work in good faith during the next ten (10) Business Days towards resolving such disagreement. If a resolution is reached within such ten (10) Business Day period, then on the Business Day immediately following the end of such ten (10) Business Day period any remaining payment of the applicable price differential, together with interest thereon at the Interest Rate for the period commencing with the related Planned Payment Date through and including the date on which such payment is made, shall be paid in the manner set forth in the preceding paragraph. Unless a mutually agreeable resolution to such disagreement is reached, and the disputed amount is paid, within such ten (10) Business Day period, Purchaser and Seller shall act in accordance with the Arbitration Procedures.

         (c) In no event shall the aggregate amount of reimbursement payments made by Seller to Purchaser pursuant to this Section 9.14 exceed $4,500,000.

         (d) As used in this Section 9.14, (i) the term "Sale Date Group" has the meaning assigned to it in each Forward Delivery Agreement and (ii) the term "Settled Sale Date Group" means a Sale Date Group with respect to which both (A) the payment required to be made pursuant to Section 3.1(d) of the related Forward Delivery Agreement has been made and (B) with respect to which the amount required to be reimbursed by the "Seller" under such Forward Delivery Agreement with respect to mortgage loans that payoff within a specified period of time after the applicable "Sale Date" has been determined. Any amount payable by a "Seller" as referred to in clause (B) of the preceding sentence shall be taken into account in determining the price differential for the related Settled Sale Date Group.

         9.15     ADDENDUM.

         Purchaser and Seller shall, on the date of the Agreement enter into the Addendum.

                                    ARTICLE X

                          INDEMNIFICATION AND REMEDIES

         10.1     INDEMNIFICATION BY SELLER.

         Seller will and hereby does indemnify and hold Purchaser and any Affiliate of Purchaser and their respective officers, directors and employees harmless from and against any and all losses, damages, deficiencies, claims, liabilities, judgments, verdicts, causes of action, costs or expenses of any nature (including reasonable attorneys' fees and expenses) (collectively, "Losses") resulting or arising, directly or indirectly, from or in conjunction with:

         (a) any breach of any representation and/or warranty of Seller contained in this Agreement, in any Related Agreement, or in any exhibit, schedule, statement or certificate furnished by Seller pursuant to this Agreement. Seller shall indemnify Purchaser as set forth in this Section 10.1 for breaches of representations and warranties regardless of any qualifications as to or the Knowledge of Seller concerning the truth or accuracy of such representations and warranties when made. Seller's indemnity includes Losses arising out of or resulting from any acts or omissions or practices concerning administration of escrow accounts and ARM Loans;

         (b) the breach of any covenant or obligation of Seller contained in this Agreement or in any Related Agreement; provided, however, that Seller shall not be obligated to so indemnify Purchaser to the extent that such payments are attributable to a breach by Purchaser of any representation, warranty or covenant made by Purchaser contained in this Agreement

         (c) any Defect in any Mortgage Loan existing as of the Closing Date (including those Defects subsequently discovered), or as a result of any act or omission of Seller prior thereto;

         (d) any and all items listed as exceptions to Seller's representations and warranties on the Schedules attached to, or otherwise made a part of, or delivered by Seller to Purchaser pursuant to, this Agreement (including without limitation updated Schedules);

         (e) any litigation pending or Threatened against Purchaser arising out of events occurring on or prior to the Closing Date in connection with the Seller's servicing of the Mortgage Loans; or

         (f)      the Capstead Litigation.

         10.2     REPURCHASE; PURCHASER'S REMEDIES.

         (a) In the event of (1) an Investor repurchase demand or make-whole request with respect to a Mortgage Loan or (2) an Investor determination of Significant Underwriting Deficiency with respect to a Mortgage Loan, which in any event arises out of or results from the origination, delivery or servicing of the related Mortgage Loan prior to the Cutoff Date, the provisions of this Section 10.2 shall apply.

         (b) Purchaser shall use commercially reasonable efforts to provide Seller with written notice of any event described in Section 10.2(a)(1) or (2) (such notice, a "10.2 Notice"), within ten (10) Business Days following Purchaser's receipt of notice. Seller shall have an opportunity to cure the defect or condition giving rise to such request or determination and/or negotiate with the applicable Investor for a cure period to be calculated as the lesser of sixty (60) days from Seller's receipt of the 10.2 Notice, or such lesser period as may be required by the applicable Investor. Notwithstanding anything to the contrary contained in this section, any failure by Purchaser to provide a timely 10.2 Notice to Seller of any such denial, rescission, request or determination affecting a Mortgage Loan shall not in any event be construed to limit remedies available to Purchaser under Section 10.1 of the Agreement except to the extent that Seller is materially prejudiced by such failure to provide a timely 10.2 Notice.

         (c) If Purchaser provides a 10.2 Notice to Seller with respect to a Mortgage Loan which is not a Cutoff Date Refinanced Loan, a Post-Cutoff Date Refinanced Loan or a Post-Payoff Adjustment Date Refinanced Loan, Purchaser agrees that it will use commercially reasonable efforts to enforce any contractual remedies that may be available to it under the applicable Assigned Contract, provided, however, that should the applicable third-party seller refuse to perform its obligations of the indemnification or repurchase under such Assigned Contract in a timely fashion, then, upon expiration of any applicable cure period, Seller will perform such obligations in a timely fashion. In that event, Seller shall, at Purchaser's option, (i) repurchase the related Mortgage Loan for the Repurchase Price, (ii) in the case of an Investor make-whole request, pay to Purchaser the Repurchase Price, or (iii) in the case of a Significant Underwriting Deficiency, agree to provide the remedy described in subsection (i) above upon demand by Purchaser at such future time as Purchaser may, in its sole discretion, direct.

         (d) If, pursuant to Section 10.2(c), Seller is required to perform the obligations of a third-party seller pursuant to an Assigned Contract, Purchaser shall, upon Seller's request, seek recovery from the applicable third-party seller, on behalf of Seller and at Seller's cost and direction, of any losses, damages, deficiencies, claims, liabilities, judgments, verdicts, causes of action, costs or expenses of any nature incurred by Seller as a result of the third-party seller's failure to perform.

         (e) Upon repurchase of a Mortgage Loan or REO Property by Seller under sub-section (a) or (c) above, Purchaser shall use reasonable commercial efforts to sell such REO Property or Mortgage Loan, servicing released, for the account of Seller. Promptly following any such sale, Purchaser shall remit to Seller the proceeds from such sale, less Purchaser's reasonable expenses (including its direct internal costs) incurred in connection therewith. During




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


the applicable marketing period, Purchaser shall continue to service the applicable Mortgage loan or REO Property for the account of Seller.

         (f) In the event that Seller should fail to make any payment to Purchaser required to be made pursuant to this Article X within thirty (30) days following demand therefor, or within such other timeframe as may be specified under the applicable provisions of Section 10.1 or Section 10.2, interest shall accrue on such payment, to be compounded daily at the Interest Rate plus 200 basis points, from the date of demand (or, in the case of repurchase, the date on which repurchase funds are due Investor) until such payment is received by Purchaser.

         10.3     NO EFFECT OF KNOWLEDGE.

         The obligations of Seller under this Agreement for the breach of any representation or warranty made by Seller hereunder shall not be affected in any manner or to any extent by any knowledge obtained by (or which could have been obtained by) Purchaser prior to the Closing Date, whether in the course of Purchaser's due diligence activities or otherwise.

         10.4     INDEMNIFICATION BY PURCHASER.

         Purchaser will and hereby does indemnify and hold Seller and any Affiliate of Seller and their respective officers, directors and employees harmless from and against any and all losses, damages, deficiencies, claims, liabilities, judgments, verdicts, causes of action, costs or expenses of any nature (including reasonable attorneys' fees and expenses)

         (a) Resulting from or arising out of any breach of any representation and/or warranty of Purchaser contained in this Agreement, in any Related Agreement, or in any exhibit, schedule, statement or certificate furnished by Purchaser pursuant to this Agreement; or

         (b) Resulting from or arising out of the breach of any covenant or obligation of Purchaser contained in this Agreement or in any Related Agreement; provided, however, that Purchaser shall not be obligated to so indemnify Seller to the extent that such payments are attributable to a breach by Seller of any representation, warranty or covenant made by Seller contained in this Agreement.

         10.5     NOTICE OF CLAIM.

         If any action is brought against any person entitled to indemnification pursuant to Section 10.1 or Section 10.4 (a "Claimant") in respect of a claim under Section 10.1 or Section 10.4, as applicable (an "Indemnifiable Claim"), the Claimant shall promptly notify Purchaser or Seller, as the case may be, in writing of the institution of such action (but the failure so to notify shall not relieve Seller or Purchaser, as the case may be (the "Indemnifying Party") from any liability the Indemnifying Party may have except to the extent such failure materially prejudices the Indemnifying Party). With the prior written consent of the Claimant, the Indemnifying Party may assume and direct the defense of such action, including the employment of counsel, and all fees, costs and expenses incurred in connection with defending or settling the Indemnifiable Claim shall be borne solely by the Indemnifying Party; provided, however, that the Indemnifying

Party shall not compromise any claim without the prior written consent of the Claimant, which consent shall not be unreasonably withheld; provided, further that notwithstanding the foregoing, Purchaser may assume the defense or prosecution of any such claim, suit, demand or Proceeding, at the cost of the Indemnifying Party, if it reasonably believes that such assumption is necessary or appropriate to assure that its right or ability to service a material portion of its mortgage loans and servicing rights (including the Mortgage Loans or Servicing Rights) or its method of doing business or its authority and approvals to service or its reputation, goodwill, financing condition or business are not materially impaired. Notwithstanding a request by the Indemnifying Party to assume the defense of such action or Proceeding, the Claimant shall have the right to employ separate counsel and to participate in the defense of such action or Proceeding, and the Indemnifying Party shall bear the reasonable fees, costs and expenses of such separate counsel (and shall pay such fees, costs and expenses at least quarterly).

         10.6     LIMITATION OF LIABILITY.

         (a) In no event will either Purchaser or Seller be liable to the other party to this Agreement for incidental or consequential damages, including, without limitation, loss of profit or loss of business or business opportunity, regardless of the form of action whether in contract, tort or otherwise.

         (b) Except as provided in Section 10.6(c) below, the obligations of the parties under this Article X shall be limited to the seven (7) year period following the Closing Date.

         (c) Notwithstanding anything to the contrary contained herein, the obligations of Seller under this Article X shall continue in full force and effect with respect to any Mortgage Loan which, on or before the seven-year anniversary of the Closing Date, becomes the subject of an agreement to indemnify the related Investor for losses, damages, costs and/or expenses occurring as a result of Defects in the origination, delivery and/or servicing (prior to the Closing Date) of such Mortgage Loan. Notwithstanding anything to the contrary contained in this Section 10.6(c), any obligation of Seller under this Article X which is extended beyond the seven-year anniversary of the Closing Date shall not in any event extend beyond the duration of Purchaser's obligation to indemnify the related Investor.


         10.7     RIGHT OF OFFSET.

         In the event an Indemnifying Party is required to indemnify or make payments to any Claimant under any provision of this Agreement or any Related Agreement, in addition to any other right available to the Claimant hereunder, at law or in equity, the Claimant shall (only upon the exhaustion of the Reserved Funds, in any case where Purchaser, any of its Affiliates or any of their respective officers, directors or employees is the Claimant) be entitled to offset or recoup the amount of such required indemnity or any claim from any and all amounts owed by any Claimant, or any affiliate of a Claimant, to any Indemnifying Party or any affiliate of any Indemnifying Party, hereunder or otherwise. With respect to Indemnifiable Claims against Seller, Purchaser's right of offset or recoupment, as applicable, shall extend to the Reserved Funds.

                                   ARTICLE XI

                                  MISCELLANEOUS

         11.1     COSTS AND EXPENSES.

         Except as otherwise provided herein, each party shall be responsible for its accounting, legal and related costs and expenses incurred with respect to the transfer of Servicing, including without limitation costs and expenses incurred in compliance with the provisions of Section 7.1(k) or 8.1(g) hereof, as the case may be, whether or not the transaction contemplated by the Agreement is consummated.

         11.2     CONFIDENTIALITY.

         All information which is not public knowledge (including without limitation Mortgagor or customer information of any kind, proprietary business procedures, servicing fees or prices, policies or business plans) disclosed heretofore or hereafter by any party to any other party (including its attorneys, accountants or other representatives) in connection with the transaction contemplated by this Agreement (including the existence of this Agreement and the terms hereof) shall be kept confidential by the other party and shall not be used by such other party other than for use as herein contemplated, except to the extent (a) it is or hereafter becomes public knowledge or becomes lawfully obtainable from other sources, including a third party who is under no obligation of confidentiality to the party disclosing such information or to whom information was released without restrictions, or (b) such other party is compelled to disclose such information by judicial or administrative process or, in the opinion of its counsel, by other requirements of law, or (c) such duty as to confidentiality and non-use is waived by such disclosing party. In the event of termination of this Agreement, each party shall exercise all reasonable efforts to return, upon request, to the other party, all documents and reproductions thereof received from such other party (and, in the case of reproductions, all reproductions made by the receiving party) that include information not within the exceptions contained in the first sentence of this Section 11.2.

         11.3     BROKER'S FEES.

         Seller shall be responsible for fees due Merrill Lynch & Co. and Cohane Rafferty Securities, Inc. ("Brokers"). Each party hereto represents and warrants to the other that it has made no agreement to pay any agent, finder, or broker or any other representative, any fee or commission in the nature of a finder's or originator's fee arising out of or in connection with the subject matter of this Agreement, except for such fees as may be payable to the Brokers by Seller, and both the parties hereto covenant with each other and agree to indemnify and hold each other harmless from and against any such obligation or liability and any expense incurred in investigation or defending (including reasonable attorneys' fees) any claim based upon the other party's actions in connection with such obligation.

         11.4     NO SOLICITATION.

         (a) Seller agrees that, commencing on the Closing Date, without the prior written consent of Purchaser, neither Seller nor any Affiliate of Seller shall use information derived from the origination, sale or servicing of the Mortgage Loans to solicit, or assist in the solicitation of, for any purpose including without limitation refinance, home equity or insurance, any of the Mortgagors related to the Mortgage Loans. Seller shall not provide a listing of Mortgagors to any third party.

         (b) Seller further agrees to use its best efforts, including the exercise of any available contractual remedies, to cause any Affiliate and/or originator of the Mortgage Loans to refrain from taking any action which is prohibited under this section with respect to the Mortgage Loans and/or Mortgagors. Notwithstanding the foregoing, it is understood and agreed that promotions undertaken by Seller, any originator or any Affiliate of Seller which are directed to the general public at large, including without limitations mass mailings based on commercially acquired mailing lists, newspaper, radio and television advertisement, shall not constitute solicitations under this paragraph.

         (c) Seller agrees to refrain from engaging in any program to recover accrued late charges with respect to Mortgage Loans, other than in the normal course of servicing or customary past practices as disclosed to Purchaser prior to the Closing Date.

         11.5     SURVIVAL.

         Except as otherwise provided herein, the representations and warranties, covenants and agreements contained in or made pursuant to this Agreement (including without limitation the rights of indemnification and other remedies provided in Article X of the Agreement), and in any document delivered or to be delivered pursuant hereto, shall survive the execution hereof, the Closing Date for a period of seven (7) years commencing on the Closing Date, except as otherwise provided in Section 10.6(c) of the Agreement. No representation or warranty contained herein shall be deemed to have been waived, affected or impaired by any investigation made by or knowledge of any party to this Agreement.

         11.6     NOTICES.

         Any notice or other communication required or which may be given hereunder shall be in writing and either delivered personally to the addressee, telegraphed or faxed to the addressee or mailed, certified or registered mail, postage prepaid, and shall be deemed given when so delivered personally, telegraphed or by confirmed facsimile transmission, or if mailed, two days after the date of mailing, as follows:

         (a)      If to the Purchaser, to:

                           GMAC Mortgage Corporation
                           100 Witmer Road
                           Horsham, PA  19044-0963
                           Attention: Chief Financial Officer
                           Fax: (215) 682-1467

                  with copies to:

                           General Counsel
                           GMAC Mortgage Corporation
                           100 Witmer Road
                           Horsham, PA  19044-0963
                           Fax: (215) 682-1467

                  and

                           GMAC Mortgage Corporation
                           3451 Hammond Avenue
                           Waterloo, IA  50702
                           Attention: General Manager
                           Fax: (319) 236-5175


         (b)      If to Seller, to:

                           Capstead Inc.
                           2711 North Haskell Avenue, Suite 1000
                           Dallas, TX  75204
                           Attention: Mr. Ronn K. Lytle

or to such other address as Purchaser or Seller shall have specified in writing to the other.

         11.7     GOVERNING LAW.

         This Agreement shall be governed by the laws of the Commonwealth of Pennsylvania applicable to agreements made and to be performed entirely within such state.

         11.8     ENTIRE AGREEMENT.

         This Agreement (including the Exhibits, Schedules and certifications hereto, all of which are incorporated herein by reference) and any Related Agreements contain the entire agreement between the parties with respect to the transactions contemplated hereby, and supersede all prior agreements and understandings relating to the subject matter of the Agreement. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, THIS AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AS TO THE SUBJECT MATTER OF

THE AGREEMENT, AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES; AND THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

         11.9     WAIVERS AND AMENDMENTS.

         This Agreement may be amended, modified, superseded, canceled, renewed or extended, and the terms and conditions hereof may be waived, only by a written instrument signed by the parties or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right, power or privilege hereunder, nor any single or partial exercise of any right, power or privilege hereunder, preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.

         11.10    THIRD PARTY BENEFICIARIES.

         This Agreement is intended for the benefit of the parties hereto only. There shall be no third party beneficiaries hereof.

         11.11    CONSTRUCTION.

         In construing the words of this Agreement, all pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural as the identify of the person or persons may require. The words "herein," "hereof," and other similar compounds of the word "here" shall mean and refer to this entire Agreement, not to any particular provision, section, or subsection of it. This Agreement constitutes a negotiated document. In case of any alleged ambiguity in any term of this Agreement, such term shall not be construed in favor of or against either party by reason of the participation of such party or its attorneys in the negotiation or drafting of this Agreement.

         11.12    HEADINGS.

         The headings in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

         11.13    COUNTERPARTS.

         This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

         11.14    ATTORNEYS' FEES.

         If any action of law or in equity, including an action for declaratory relief, is brought to enforce or interpret the provisions of this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees and costs from the other party. Such fees may be set by the Court in the trial of such action or may be enforced in a separate action brought for that purpose. Such fees shall be in addition to any other relief that may be awarded.






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


         11.15    BINDING EFFECT.

         This Agreement shall inure to the benefit of and be binding upon the parties hereto and their successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to confer on any person other than the parties hereto and their successors and permitted assigns, any rights, obligations, remedies or liabilities.

         11.16    NO ASSIGNMENT.

         This Agreement is not assignable except by operation of law, except that Purchaser may assign its rights or obligations under this Agreement to any affiliate of Purchaser provided that Purchaser shall continue to be bound by this Agreement.

         11.17    LOCATION OF CLOSING.

         On the Closing Date, the closing of this transaction shall take place at the respective offices of Purchaser and Seller via facsimile transmission between Purchaser and Seller. Original signed documents shall be exchanged between the two parties by overnight courier.

         11.18    SEVERABILITY OF PROVISIONS.

         If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable form the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

         11.19    GRANT OF SECURITY INTEREST.

         Seller intends that the conveyance of Seller's right, title and interest in and to the Purchased Assets pursuant to this Agreement shall constitute a sale and not a pledge of security for a loan. If such conveyance is deemed to be a pledge of security for a loan, however, Seller intends that the rights and obligations of the parties to such loan shall be established pursuant to the terms of this Agreement. Seller also intends and agrees that, in such event, (a) Seller shall be deemed to have granted to Purchaser a first priority security interest in the Seller's entire right, title and interest in and to the Purchased Assets, and all of the Seller's right, title and interest in and to the proceeds of any title, hazard or other insurance policies related to the Purchased Assets, and (b) this Agreement shall constitute a security agreement under applicable law. Seller shall file or cause to be filed, as a precautionary filing, a Form UCC-1 in form and substance satisfactory to Purchaser in all appropriate locations promptly following the execution of this Agreement.




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





         IN WITNESS WHEREOF, each of the undersigned parties to this Purchase and Sale Agreement has caused this Purchase and Sale Agreement to be duly executed in its corporate name by one of its duly authorized officers, all as of the date first above written.

                                               "PURCHASER"

ATTEST:                                   GMAC MORTGAGE CORPORATION

/s/ JULIE KIEFER                          BY:  /s/ KENNETH PERKINS
---------------------------                  -----------------------------------
Julie Kiefer                              ITS:  Vice President
                                              ----------------------------------

                                                 "SELLER"

ATTEST:                                   CAPSTEAD INC.

TRICIA ZIMMERMAN                          BY:  RONN K. LYTLE
---------------------------                  -----------------------------------
Asst. Secretary                           ITS:  Chairman and CEO
                                              ----------------------------------



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





                         LIST OF SCHEDULES AND EXHIBITS

Schedule 1.8             Schedule of Assigned Contracts

Schedule 1.9             Schedule of Assumed Liabilities

Schedule 1.37            Schedule of Forward Delivery Agreements

Schedule 1.44            Schedule of Included Assets

Schedule 1.73            Schedule of Purchase Price Calculation

Schedule 1.74(a) Schedule of Purchase Price Percentage (Mortgage Loans other than Identified Forward Delivery Loans, Unidentified Forward Delivery Loans and Cutoff Date Refinanced Loans)

Schedule 1.74(b) Schedule of Purchase Price Percentage (Identified Forward Delivery Loans

Schedule 1.74(c) Schedule of Purchase Price Percentage (Unidentified Forward Delivery Loans)

Schedule 1.74(d) Schedule of Purchase Price Percentage (Cutoff Date Refinanced Loans)

Schedule 1.79            Schedule of Repurchase Price Calculation

Schedule 2.8             Schedule of Hedging Instruments

Schedule 3.2             States Seller Qualified in

Schedule 3.4             Schedule of Permits, Authorizations and Consents

Schedule 3.6             Schedule of Mortgage Loans/Servicing Pledged as
                         Collateral

Schedule 3.7             Schedule of Litigation

Schedule 3.11            Schedule of Recourse Servicing

Schedule 3.13(e)         Schedule of Sales, Transfers or Assignments

Schedule 4.1             Schedule of Documents Missing from Mortgage Loan Files

Schedule 4.11            Schedule of Condemnation/Forfeiture Proceedings




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




                   LIST OF SCHEDULES AND EXHIBITS (CONTINUED)

Schedule 4.12            Schedule of Missing Custodial File Documents and
                         Uncertified Pools

Schedule 4.14            Schedule of Exception Loans

Schedule 4.15            Schedule of Investor Indemnification Agreements

Schedule 4.17            Schedule of Soldier and Sailor Loans

Schedule 9.14            Schedule of Forward Delivery Pricing Adjustments

Exhibit A-1              Schedule of Mortgage Loans

             A-2         Schedule of Identified Forward Delivery Loans

             A-3         Schedule of Unidentified Forward Delivery Loans

             A-4         Schedule of Cutoff Date Refinanced Loans

Exhibit B                Form of Escrow Agreement

Exhibit C                Contents of Mortgage Loan Files

Exhibit D                [RESERVED]

Exhibit E                Form of Seller's Opinion of Counsel

Exhibit F                Form of Guaranty


Exhibit G                Form of Seller's Officer's Certificate

Exhibit H                Seller's Limited Power of Attorney

Exhibit I                Form of Purchaser's Opinion of Counsel

Exhibit J                Form of Addendum

Exhibit K                [RESERVED]

Exhibit L                Form of Subservicing Agreement

Exhibit M                Arbitration Procedures


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